UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2021 (December 19, 2021)

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address of principal executive offices, including ZIP code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 19, 2021 (the “Agreement Date”), Verso Corporation, a Delaware corporation (the “Company” or “Verso”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BillerudKorsnäs Inc., a Delaware corporation (“Parent”), West Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of certain sections thereof (as specified therein), BillerudKorsnäs AB, a Swedish limited company (“Guarantor” or “BillerudKorsnäs”). Parent is a wholly owned subsidiary of Guarantor. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Effect on Capital Stock

On and subject to the terms and conditions set forth in the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), by virtue of the Merger, among other things, each issued and outstanding share of Class A common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (other than any shares of Company Common Stock owned by the Company or owned by Guarantor or any subsidiary of Guarantor or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law), will be automatically cancelled and converted into the right to receive cash in an amount equal to $27.00 per share (without interest) (the “Per Share Price”).

Under the terms of the Merger Agreement, the Company will not pay a dividend for the fiscal quarter ending March 31, 2022. The Merger Agreement permits the Company to resume paying regular quarterly dividends commencing in the fiscal quarter ending June 30, 2022 in an amount not to exceed $0.10 per share and consistent with the past practice of the Company in terms of the timing of declaration and payment of such dividends.

Warrants

At the Effective Time and in accordance with the Warrant Agreement (as defined in the Merger Agreement), each warrant to purchase Company Common Stock (each, a “Company Warrant”) unexercised and outstanding as of immediately prior to the Effective Time will automatically represent a right by the holder thereof upon exercise to receive only an amount in cash equal to the Per Share Price less the per-share exercise price for such Company Warrant (the “Warrant Consideration”) for each share of Company Common Stock for which such Company Warrant was exercisable immediately prior to the closing of the Merger; provided that, the holder of any Company Warrant may notify the Company commencing on the date of public disclosure of the Merger Agreement through the date that is 90 days after the public disclosure of the consummation of the Merger by the Company pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) that such holder is exercising the holder’s right pursuant to Section 5.6 of the Warrant Agreement to cause the Company, as applicable, to repurchase such Company Warrant from such holder for the Black-Scholes Value (as defined in the Warrant Agreement) of such Company Warrant, in accordance with its terms and conditions, and the Company, will repurchase such Company Warrant in accordance with its terms; provided, further, that in no event may any holder of any Company Warrant receive both the Warrant Consideration and the Black-Scholes Value in exchange for such Company Warrant.

Equity Awards

In accordance with the Merger Agreement, at the Effective Time, (a) each time-vesting restricted stock unit of the Company (each, a “Company RSU”) outstanding as of the Agreement Date and still outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest) equal to (i) the Per Share Price multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU (including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company RSU) (the “RSU Consideration”), and (b) each performance-vesting restricted stock unit of the Company (each, a “Company PSU”) outstanding as of the Agreement Date and still outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest), equal to (i) the Per Share Price multiplied by (ii) the total number of shares of Company Common Stock subject to such Company PSU (including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company PSU), with the achievement of the performance-based vesting metrics applicable to each Company PSU deemed achieved at the target level of performance (the “PSU Consideration”).

As promptly as reasonably practicable, but in any event no later than ten business days after the date on which the Merger closes, the RSU Consideration will be paid to the holders of such Company RSUs through the Company’s payroll system. The Merger Agreement provides that Parent will cause the Company to pay the PSU Consideration as soon as practicable following the last day of the applicable performance period, subject to the holder’s continued employment on such last day; provided however, that in the event that the holder’s employment is terminated prior to the last day of the performance period without cause or due to the holder’s death or disability or, to the extent set forth in the applicable award or other applicable agreement, due to the holder’s resignation for good reason, the PSU Consideration payable with respect to the Company PSU shall be payable on such date notwithstanding such termination.

Any equity awards granted following the Agreement Date and outstanding immediately prior to the Effective Time will be converted into a cash-based award in an amount equal to one-third (1/3) of the product of (x) the Per Share Price, multiplied by (y) the number of shares of Company Common Stock that would have been issuable under the original Company RSU or Company PSU (in the case of a Company PSU, with performance criteria deemed achieved at the target level of performance), and including, for the avoidance of doubt, any dividend equivalents credited in respect of such award, with such award vesting in full on December 31, 2022, subject to the holder’s continued employment on such date; provided, that, in the event that the holder’s employment is terminated without cause, due to death or disability, or, to the extent set forth in the applicable award agreement, due to a resignation for good reason, in each case, prior to December 31, 2022, the cash-based award will continue to be payable on such date notwithstanding such termination.

Representations and Warranties and Covenants

The Company, Guarantor, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed, subject to certain exceptions, (a) to conduct its business in all material respects in the ordinary course of business, from the Agreement Date until the Effective Time, and not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) and (b) not to solicit alternative acquisition proposals from, provide information to or engage in discussions or negotiations with, third parties regarding any alternative acquisition proposals.

In addition, the parties have agreed to use reasonable best efforts to obtain certain regulatory approvals (the “Regulatory Approvals”) and antitrust clearance. In furtherance of the foregoing, each of Guarantor, Parent and Merger Sub have agreed to take all actions necessary to obtain the Regulatory Approvals and antitrust clearance. Notwithstanding the foregoing, none of Guarantor, Parent or Merger Sub will be obligated to take any action or agree to any remedy in connection with obtaining the Regulatory Approvals or the antitrust clearance that would have a material adverse effect on the business of Guarantor, Parent, the Company and their respective subsidiaries, taken as a whole. In addition, in connection with obtaining the Regulatory Approvals, none of Guarantor, Parent or Merger Sub is required to take any action that would result in a Burdensome Condition (as defined in the Merger Agreement). Under the Merger Agreement, a Burdensome Condition includes, among other things, any restriction that would (i) materially impair the benefits which Guarantor reasonably expects to derive from the transactions contemplated by the Merger Agreement or (ii) have a material adverse effect on (x) the Company and its subsidiaries or (y) Guarantor and its subsidiaries (in the case of clause (y), as if Guarantor and its subsidiaries were the size of the Company and its subsidiaries).

Closing Conditions

The closing of the Merger is subject to certain conditions, including, among other things: (a) the adoption of the Merger Agreement by the Company’s stockholders, (b) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (c) receipt of the Regulatory Approvals (without the imposition of a Burdensome Condition unless Parent, in its sole discretion, elects to accept an imposition of such Burdensome Condition), (d) the absence of any law or governmental order or other legal restraint or prohibition preventing the consummation of the Merger, (e) the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers), (f) the other party’s compliance in all material respects with its covenants under the Merger Agreement and (g) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) since the Agreement Date.

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including the right to terminate the Merger Agreement in the event (a) the Merger is not consummated on or before the “outside date” of July 19, 2022 (subject to an automatic extension by October 19, 2022 if all conditions have been satisfied except receipt of antitrust clearance or the Regulatory Approvals), (b) the required approval of the Company’s stockholders for the adoption of the Merger Agreement is not obtained, (c) the other party materially breaches its representations, warranties or covenants and fails to cure such breach or (d) any law or order prohibiting the Merger or the other transactions contemplated by the Merger Agreement has become final and non-appealable. In addition, (i) subject to compliance with certain terms of the Merger Agreement, the Company may terminate the Merger Agreement in order to enter into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement) and (ii) Parent may terminate the Merger Agreement if the Board changes its recommendation to the Company’s stockholders regarding the Merger Agreement.

Termination Fee

If (a) the Merger Agreement is terminated by the Company to enter into an agreement providing for a Superior Proposal or by Parent following a change in the Board’s recommendation to the Company’s stockholders regarding the Merger Agreement, or (b) (i) an alternative acquisition proposal for at least 50% of the Company’s voting securities or consolidated assets is publicly disclosed and not publicly withdrawn, (ii) the Merger Agreement is later terminated due to failure to obtain the required Company stockholder vote and (iii) within 12 months following termination, the Company enters into a definitive agreement with respect to an alternative acquisition proposal or an acquisition transaction is consummated, the Company will be required to pay Parent a termination fee equal to $24,690,000.

The foregoing description of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after Agreement Date. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the SEC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, certain employees of the Company (including certain of its named executive officers) may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”). To mitigate the potential impact of Section 280G on the Company and its executive officers, on December 19, 2021, in accordance with the terms of the Merger Agreement, the Board, pursuant to the recommendation of the compensation committee of the Board, approved the following actions with respect to certain employees, including the Company’s named executive officers: (1) payment in December 2021 of estimated payments due under the 2021 Verso Incentive Plan with respect to the 2021 performance year (the “2021 VIP Payments”), including to Randy J. Nebel ($1,404,000), Brian Cullen ($311,850), Aaron D. Haas ($450,815.63), Terrance M. Dyer ($443,880), Allen Campbell ($352,966.61) and Matthew Archambeau ($116,564.06), in each case, subject to recoupment or clawback (in whole or in part) to the extent either:

(a) the actual final results and the Company’s audited financial statements for the year result in a 2021 VIP Payment that is less than the participant’s estimated 2021 VIP Payment; or (b) any such individual experiences a termination of employment prior to the time when 2021 VIP Payments would typically be made, unless such individual would otherwise be entitled to receive such bonus or a prorated bonus payment pursuant to any applicable severance agreement or policy currently in effect; and (2) acceleration of the vesting of certain outstanding restricted stock unit (“RSUs”) scheduled to vest on or before March 31, 2022 (the “Q1 2022 Vesting RSUs”), so that such Q1 2022 Vesting RSUs will vest in December 2021 and be settled promptly thereafter, including for Messrs. Nebel (in the amount of 26,294 RSUs), Haas (in the amount of 9,910 RSUs) and Dyer (in the amount of 7,326 RSUs) (in each case, before accounting for any dividends that will accrue in December 2021), in each case, subject to recoupment or clawback (in whole or in part) to the extent any such individual experiences a termination of employment prior to the time when such Q1 2022 Vesting RSUs would have vested pursuant to their terms, unless such individual would otherwise be entitled to receive accelerated vesting of such Q1 2022 Vesting RSUs pursuant to the terms of the Performance Incentive Plan or any applicable award agreement thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among Verso Corporation, BillerudKorsnäs Inc., West Acquisition Merger Sub Inc., and, for limited purposes set forth therein, BillerudKorsnäs AB, dated December 19, 2021.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward Looking Statements

This communication contains “forward-looking statements” regarding Verso, BillerudKorsnäs or their respective management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects, which, in the case of Verso, are made in reliance on the “safe harbor” provisions within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks, known and unknown, uncertainties, assumptions and other factors that may cause actual results, performance or achievements to differ materially from future results expressed or implied by such forward-looking statements including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Verso or BillerudKorsnäs to terminate the merger agreement; the ability to obtain regulatory approvals and/or meet other closing conditions to the proposed merger on a timely basis or at all; the ability to obtain approval by Verso stockholders; difficulties and delays in integrating Verso’s and BillerudKorsnäs’ businesses; risks that the proposed merger disrupts Verso or BillerudKorsnäs current plans and operations; failing to realize anticipated synergies, cost savings and other anticipated benefits of the proposed merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the risk that unexpected costs will be incurred; uncertainties as to BillerudKorsnäs’ ability to obtain financing in order to consummate the merger; the ability of Verso or BillerudKorsnäs to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the price of Verso common stock; the outcome of any legal proceedings that may be instituted against Verso, BillerudKorsnäs or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in laws and regulations or the interpretation or enforcement thereof; changes in rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Verso’s and BillerudKorsnäs’ control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Verso’s and BillerudKorsnäs’ businesses, operations and financial results, including (without limitation) the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements generally relate to future events or Verso’s and BillerudKorsnäs’ future financial or operating performance and include, without limitation, statements relating to the proposed merger and the potential impact of the COVID-19 outbreak on Verso’s and BillerudKorsnäs’ businesses and operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “contemplates,” “could,” “seeks,” “estimates,” “intends,” “targets”, “expects”, “allows”, “enables”, “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

While forward-looking statements are Verso’s and BillerudKorsnäs’ current predictions at the time they are made, you should not rely upon them. Forward-looking statements represent Verso’s and BillerudKorsnäs’ management’s beliefs and assumptions only as of the date of this communication, unless otherwise indicated, and there is no implication that the information contained in this communication is made subsequent to such date. For additional information concerning factors that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, please refer to the cautionary statements and risk factors included in Verso’s filings with the SEC, including Verso’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, Verso’s Quarterly Reports on Form 10-Q and any further disclosures Verso makes in Current Reports on Form 8-K. Verso’s SEC filings are available electronically on Verso’s investor website at www.investor.versoco.com or the SEC’s website at www.sec.gov.

For additional information concerning factors that could cause future results to differ from those expressed or implied in the forward-looking statements, please refer to BillerudKorsnäs’ non-exhaustive list of key risks and cautionary statements included in BillerudKorsnäs’ Annual Report, which is available electronically on www.billerudkorsnas.com/investors. Except as required by law, Verso and BillerudKorsnäs assume no obligation to update these forward-looking statements or this communication, or to update, supplement or correct the information set forth in this communication or the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All subsequent written and oral forward-looking statements attributable to Verso or BillerudKorsnäs or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Verso or BillerudKorsnäs assume no obligation to update these forward-looking statements or this communication, or to update, supplement or correct the information set forth in this communication, except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Verso, BillerudKorsnäs or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed merger, Verso expects to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents regarding the proposed merger. Promptly after filing its definitive proxy statement with the SEC, Verso will mail its definitive proxy statement and a proxy card to Verso’s stockholders entitled to vote at a special meeting relating to the proposed merger, seeking their approval of the respective merger-related proposals. The proxy statement will contain important information about the proposed merger and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF VERSO ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT VERSO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VERSO, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT THAT HOLDERS OF VERSO’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING. This communication is not a substitute for the proxy statement or for any other document that Verso may file with the SEC and send to its stockholders in connection with the proposed merger. The proposed merger will be submitted to Verso’s stockholders for their consideration.

Investors and security holders may obtain copies of these documents and any other documents filed with or furnished to the SEC by Verso free of charge through the website maintained by the SEC at www.sec.gov, from Verso at its website, www.investor.versoco.com.

Participants in the Solicitation

Verso and its respective directors and certain of its respective executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger under the rules of the SEC. Information about Verso’s directors and executive officers is available in Verso’s proxy statement dated on March 30, 2021 for its 2021 Annual Meeting of Stockholders. To the extent holdings of Verso securities by directors or executive officers of Verso have changed since the amounts contained in the definitive proxy statement for Verso’s 2021 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge from the sources indicated above, and from Verso by going to its investor relations page on its corporate website at www.investor.versoco.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Verso using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2021	VERSO CORPORATION

/s/ Kevin M. Kuznicki
Kevin M. Kuznicki Senior Vice President, General Counsel and Secretary

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

BILLERUDKORSNÄS INC.,

WEST ACQUISITION MERGER SUB INC.,

VERSO CORPORATION

and

solely for purposes of the Guarantor Provisions

BILLERUDKORSNÄS AB

Dated as of December 19, 2021

i

TABLE OF CONTENTS

(cont’d)

ii

TABLE OF CONTENTS

(cont’d)

		Page
6.12	Transaction Litigation	73
6.13	Stock Exchange Delisting; Deregistration	73
6.14	Additional Agreements	73
6.15	Parent Vote	73
6.16	R&W Insurance Policy	73
6.17	Payoff Letters and Lien Releases	74
6.18	Financing Cooperation	74
6.19	VDR	75

ARTICLE VII CONDITIONS TO THE MERGER		75

7.1	Conditions to Each Party’s Obligations to Effect the Transaction	75
7.2	Conditions to the Obligations of Parent and Merger Sub	76
7.3	Conditions to the Company’s Obligations to Effect the Transaction	77

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		78

8.1	Termination	78
8.2	Manner and Notice of Termination; Effect of Termination	80
8.3	Fees and Expenses	80
8.4	Amendment	85
8.5	Extension; Waiver	85

ARTICLE IX GENERAL PROVISIONS		82

9.1	Survival of Representations, Warranties and Covenants	82
9.2	Notices	82
9.3	Assignment	84
9.4	Confidentiality	84
9.5	Entire Agreement	84
9.6	Third Party Beneficiaries	85
9.7	Severability	85
9.8	Remedies	85
9.9	Governing Law	86
9.10	Consent to Jurisdiction	86
9.11	WAIVER OF JURY TRIAL	87
9.12	No Recourse	87
9.13	Disclosure Letter References	87
9.14	Counterparts	88
9.15	Guarantee	88

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 19, 2021, by and among BillerudKorsnäs Inc., a Delaware corporation (“Parent”), West Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Verso Corporation, a Delaware corporation (the “Company”) and, solely for purposes of Article I, Sections 2.9(f), 3.29, 4.14, 5.3(b), 5.4, 5.5, 6.1, 6.2, 6.3(d), 6.9(c), 6.9(g), 6.18(a), 8.3(c), 8.3(d), 8.3(e), 8.4 and Article IX (collectively, the “Guarantor Provisions”), BillerudKorsnäs AB, a Swedish limited company (“Guarantor”). Each of (a) Parent, Merger Sub and the Company and (b) Guarantor, for purposes of the Guarantor Provisions only, are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.

RECITALS

A. The Company Board, acting upon the recommendation of a special committee of the Company Board (the “Special Committee”), has unanimously (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders.

B. Each of the board of directors of Parent and Merger Sub has (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

D. Guarantor will provide a guarantee of the Guaranteed Obligations upon the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub, Guarantor (solely purposes of the Guarantor Provisions) and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case, containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive material non-public information of, or with respect to, the Company to keep such information confidential; provided, however, that, in the case of clause (ii), the provisions contained therein are not less restrictive in any material respect to such counterparty than those contained in the Confidentiality Agreement, except that such agreement need not contain any “standstill” or other similar provision or otherwise prohibit the making of any Acquisition Proposal.

(b) “Acquisition Proposal” means any offer, proposal or indication of interest (other than an offer, proposal or indication of interest by Guarantor, Parent or Merger Sub) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock or securities convertible into, or exchangeable for, Company Common Stock or any other securities of the Company, in each case, representing more than twenty percent (20%) of the Company Common Stock outstanding or voting rights of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than twenty percent (20%) of the Company Common Stock outstanding or securities convertible into, or exchangeable for, Company Common Stock or voting rights of the Company after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or Group, or equityholders of any such Person or Group, of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, joint venture, partnership, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or equityholders of any such Person or Group, would hold shares of Company Common Stock representing more than twenty percent (20%) of the Company Common Stock outstanding or securities convertible into, or exchangeable for, Company Common Stock or voting rights of the Company after giving effect to the consummation of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

(e) “Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2020 set forth in the Company’s Form 10-K filed by the Company with the SEC on March 1, 2021.

(g) “Burdensome Condition” means any restriction, obligation, remedy, condition, commitment, finding, conclusion, limitation, qualification, requirement, undertaking or other action that individually or together with all other such restrictions, obligations, remedies, conditions, commitments, findings, conclusions, limitations, qualifications, requirements, undertakings or other actions which would or would reasonably be expected to: (A) materially impair the benefits, taken as a whole, which Guarantor reasonably expects to derive from the consummation of the Transaction, or (B) have a material adverse effect on (i) the Surviving Corporation and its Subsidiaries (measured as a whole, after giving effect to the Transaction) or (ii) Guarantor and its Subsidiaries; provided, however, that for purposes of this definition only, “Guarantor and its Subsidiaries” shall be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is one hundred percent (100%) the size of the Company and its Subsidiaries as of the date of this Agreement. Receipt of a final order from the PSCW in a form with material modifications (that would reasonably be expected to adversely impact Guarantor and its Subsidiaries, taken as a whole, in any material respect following or as of the Closing) to the conditions, findings or conclusions as compared to those set forth in the PSCW’s Final Decisions in Docket No. 1330-DR-101 (Dec. 2007) and Docket No. 1330-EI-100 (Apr. 2014) would be a Burdensome Condition. Notwithstanding the foregoing, for purposes of this definition of Burdensome Condition, any items set forth set forth in Section 1.1(g) of the Company Disclosure Letter shall not constitute a Burdensome Condition.

(h) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York or Stockholm, Sweden.

(i) “CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748) and any similar or successor legislation in any applicable jurisdiction, and any subsequent legislation, regulation, memorandum or executive order relating to COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability, and Schools Act and including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020.

(j) “Code” means the Internal Revenue Code of 1986.

(k) “Company Board” means the Board of Directors of the Company.

(l) “Company Capital Stock” means the Company Common Stock, the Company Class B Common Stock and the Company Preferred Stock.

(m) “Company Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

(n) “Company Credit Agreement” means the Asset-Based Revolving Credit Agreement, dated as of July 15, 2016, and amended on December 5, 2016, and February 6, 2019, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, Wells Fargo Bank, National Association, as the administrative agent, and the lending institutions from time to time party thereto, and all collateral, pledge, security and other agreements and documents related thereto.

(o) “Company Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries.

(p) “Company Material Adverse Effect” means any change, event, effect, development, occurrence, fact, condition or circumstance (each, an “Effect”) that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, operations, financial condition, properties, assets or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or materially impairs or delays, or would reasonably be expected to prevent or materially delay, the consummation by the Company of the Transaction or have a material adverse effect on the ability of the Company to perform its covenants and obligations under this Agreement or to consummate the Transaction; provided that in the case of clause (i), none of the following Effects (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether there has been or would reasonably be expected to occur a Company Material Adverse Effect:

(i) changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;

(ii) changes in conditions in the financial markets, credit markets or capital markets, including (A) changes in interest rates or the Company’s credit rating; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii) changes in conditions that are generally applicable in the industries in which the Company and its Subsidiaries conduct business (including supply chain delays and increases in raw material prices);

(iv) changes in political conditions (including civil unrest, protests and public demonstrations, any government responses thereto (e.g., curfews) and any escalation or worsening thereof);

(v) any outbreak of hostilities, acts of war (whether or not declared), sabotage, cyberterrorism, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);

(vi) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other similar force majeure events;

(vii) any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic), or any Law, mandate, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, “sheltering-in-place,” curfews or other similar restrictions in connection with or in response to an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, mandate, directive, pronouncement or guideline or any material worsening of such conditions;

(viii) the negotiation, execution, delivery or performance of this Agreement or any Effect directly resulting from the announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, employees, regulators, Governmental Authorities, vendors or any other business partners; provided, however, that this clause (viii) shall be inapplicable with respect to any representation, warranty, covenant or agreement intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the Transaction;

(ix) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken as required pursuant to or in accordance with this Agreement;

(x) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;

(xi) changes in GAAP or other accounting standards or changes in, or changes proposed by a federal or state legislative body to, any applicable Laws (or the enforcement or interpretation of any of the foregoing);

(xii) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such change would not otherwise be excepted from this definition by another exception herein);

(xiii) any failure by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such failure would otherwise be excepted from this definition by another exception herein);

(xiv) any Transaction Litigation; provided, however, that this clause (xiv) shall be inapplicable with respect to any representation, warranty, covenant or agreement intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the Transaction;

(xv) the identity of, or any facts relating to, Guarantor, Parent, Merger Sub, or the respective Affiliates of the foregoing, or the respective plans or intentions of the foregoing, with respect to the Company or its business; and

(xvi) any breach by Guarantor, Parent or Merger Sub of this Agreement; except, in case of each of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (xi), to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has or would reasonably be expected to have occurred.

(q) “Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

(r) “Company PSUs” means performance-vested restricted stock units of the Company granted pursuant to the Company’s Performance Incentive Plan.

(s) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by the Company or any of its Subsidiaries.

(t) “Company RSUs” means time-vested restricted stock units of the Company, whether granted pursuant to any of the Company equity plans or otherwise.

(u) “Company Stockholders” means the holders of shares of Company Common Stock.

(v) “Company Termination Fee” means an amount equal to $24,690,000.

(w) “Company Warrants” means the warrants issued pursuant to the Warrant Agreement.

(x) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Guarantor or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(y) “Contract” means any binding (whether written or oral) contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense, or other binding agreement.

(z) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associate epidemics, pandemic or disease outbreaks.

(aa) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, mandate or directive (or, other than for purposes of Section 5.2, guidelines or recommendations) by any Governmental Authority in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES).

(bb) “COVID-19 Reasonable Response” means any reasonable action or inaction, including the establishment of any policy, procedure or protocol, by the Company and its Subsidiaries that is reasonably necessary, advisable or prudent in connection with (i) mitigating the adverse effects of COVID-19 or applicable COVID-19 Measures, (ii) ensuring compliance by the Company and its Subsidiaries with COVID-19 Measures applicable to any of them and/or (iii) in respect of COVID-19, protecting the health and safety of employees or other persons with whom the Company and its Subsidiaries and their personnel come into contact during the course of business operations, in the case of each of clauses (i), (ii) and (iii), to the extent related to developments with respect to COVID-19 arising after the date hereof.

(cc) “Customs & Trade Laws” means all applicable export, import, customs and trade, and anti-boycott Laws or programs administered, enacted or enforced by any Governmental Authority, including: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import Laws and regulations administered by U.S. Customs and Border Protection; (b) the anti-boycott Laws and regulations administered by the U.S. Departments of Commerce and Treasury; and (c) any other similar export, import, anti-boycott, or other trade Laws or programs in any relevant jurisdiction to the extent they are applicable to the Company or any of its Subsidiaries.

(dd) “Debt Financing” means any debt financing incurred pursuant to any debt facilities agreement relating to the commitment of the Debt Financing Sources, upon the terms and subject to the conditions set forth therein, to lend Guarantor the amounts set forth therein for the purpose of funding the Transaction.

(ee) “Debt Financing Sources” means each Person, in its capacity as such, that has committed to provide or arrange, or otherwise entered into agreements to provide all or any part of, a debt financing or any alternative debt financing for the purpose of funding the Transaction, together with each Affiliate thereof and each officer, director, employee, partner, trustee, controlling person, advisor, attorney, agent and Representative of each such entity or affiliate and their respective successors and assigns. Guarantor, Parent, Merger Sub and their respective Subsidiaries, Representatives and Affiliates shall not be considered Debt Financing Sources.

(ff) “DOJ” means the United States Department of Justice or any successor thereto.

(gg) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other bonus, stock option, stock purchase or other equity or equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, termination, retention, change of control, and other similar plan, agreement (including individual agreements) or arrangement maintained or contributed to by the Company or any Subsidiary (or to which the Company or a Subsidiary is a party) with or for the benefit of any current or former employee or director of the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries has or would reasonably be expected to have any liability, other than any such plan or arrangement maintained by any Governmental Authority.

(hh) “Environmental Law” means any applicable Law in effect on or prior to the Closing Date relating to the protection of the environment (including ambient air, surface water, groundwater or land) or pollution, including Laws relating to: (i) the exposure to, or releases or threatened releases of, Hazardous Substances; (ii) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Substances; or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

(ii) “Environmental Permits” means any licenses, permits, authorizations, registrations or other approvals under Environmental Laws.

(jj) “ERISA” means the Employee Retirement Income Security Act of 1974.

(kk) “ERISA Affiliate” of any entity means each Person that at any relevant time would be treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

(ll) “Escanaba” means the Company’s facilities located in or around Escanaba, Michigan.

(mm) “Exchange Act” means the Securities Exchange Act of 1934.

(nn) “Executive Group” means (i) the Company’s Chief Executive Officer and (ii) any executive who reports directly to the Company’s Chief Executive Officer.

(oo) “FCC” means the U.S. Federal Communications Commission.

(pp) “FCC Approval” means the issuance of an authorization by the FCC for transfer of control of a FCC License from the Company or its Subsidiary to Parent or another entity controlled by Parent or Guarantor.

(qq) “FCC License” means a license or other authorization issued by the FCC to the Company or its Subsidiaries, including licenses in the FCC’s Industrial/Business pool frequencies for wireless telecommunications services using private radio systems.

(rr) “FERC” means the Federal Energy Regulatory Commission and any successor thereto.

(ss) “FPA” means the Federal Power Act and FERC’s implementing regulations and orders with respect thereto in effect on the date hereof.

(tt) “FTC” means the United States Federal Trade Commission or any successor thereto.

(uu) “GAAP” means generally accepted accounting principles in the United States, as in effect on the date or for the period with respect to which such principles are applied.

(vv) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(ww) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(xx) “Group” has the meaning as used in Section 13 of the Exchange Act.

(yy) “Hazardous Substance” means any (i) material, substance or waste that (A) is listed, defined or regulated as “hazardous” or “toxic,” or as a “pollutant” or “contaminant” (or words of similar meaning and regulatory effect) under Environmental Laws or (B) can form the basis of any liability under any Environmental Law; and (ii) petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, and toxic mold or fungi.

(zz) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(aaa) “Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (a) for borrowed money (including deposits or advances of any kind to such Person); (b) evidenced by bonds, debentures, notes or similar instruments; (c) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment; (d) pursuant to securitization or factoring programs or arrangements; (e) net cash payment obligations of such Person under swaps, options, derivatives and other hedging contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination); (f) letters of credit (to the extent drawn), bank guarantees (to the extent drawn) and other similar contracts or arrangements entered into by or on behalf of such Person; (g) with respect to deferred purchase price of property (tangible or intangible), goods or services, including any earn-outs or purchase price adjustments relating to acquisitions (other than trade payables or accruals in the ordinary course of business); or (h) guarantee of any of the obligations or undertakings described in the foregoing clauses (a) through (g) of any other Person.

(bbb) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and any other rights thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) internet domain names; and (v) trade secrets and confidential information, in each case of clauses (i) through (v) above to the extent protectable by applicable Law.

(ccc) “Intervening Event” means any Effect following the date of this Agreement that is material and that (i) was not known to, or reasonably foreseeable by, the Company Board on the date of this Agreement (or if known or reasonably foreseeable to the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement), which Effect becomes known to, or reasonably foreseeable by, the Company Board prior to the Requisite Stockholder Approval and (ii) does not relate to any Acquisition Proposal; provided, that in no event shall the following constitute or be taken into account in determining the existence of an Intervening Event: (A) the Company meeting, failing to meet or exceeding any internal or published revenue or earnings forecasts or projections for any period, (B) changes in the market price or trading volume of Company Common Stock, (C) changes in conditions that are generally applicable in the industries in which the Company and its Subsidiaries conduct business, or (D) changes in (or changes proposed by a federal or a state legislative body to) any applicable Laws (or the enforcement or interpretation thereof) except in the case of clauses (C) and (D) to the extent that such changes have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries in which the

Company and its Subsidiaries conduct business, relative to other similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate impact may be taken into account; provided that in the case of the foregoing clauses (A) and (B), the underlying causes of such Effect may be considered and taken into account in determining whether there has been an Intervening Event.

(ddd) “IRS” means the United States Internal Revenue Service, or any successor agency thereto.

(eee) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge after reasonable due inquiry, of the individuals listed on Section 1.1(eee) of the Company Disclosure Letter.

(fff) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

(ggg) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(hhh) “Material Contract” means any of the following Contracts (together with any Contract of the type described in subclauses (i) through (xvi) entered into after the date of this Agreement and prior to the Closing Date):

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;

(ii) any Contract with a top twenty (20) customer (determined on the basis of the aggregate revenues recognized by the Company and its Subsidiaries over the four (4) consecutive fiscal quarters ended December 31, 2020);

(iii) any Contract with a top fifteen (15) vendor or supplier of goods, services or other assets (including supply of raw materials, pulp and/or wood) (determined on the basis of the aggregate purchases made by the Company and its Subsidiaries over the four consecutive fiscal quarters ended December 31, 2020);

(iv) any Contract with a top five (5) provider of transportation, warehousing, operational and/or facility management services (determined on the basis of the aggregate expenditures by the Company and its Subsidiaries over the four (4) consecutive fiscal quarters ended December 31, 2020);

(v) any Contract (A) under which the Company or any of its Subsidiaries made or received payments in excess of ten million dollars ($10,000,000) over the four (4) consecutive fiscal quarters ended December 31, 2020, (B) contemplating payments by or to the Company or any of its Subsidiaries in excess of ten million dollars ($10,000,000) in the next twelve (12) months following the date hereof or (C) containing supply commitments or take-or-pay or offtake obligations in excess of two million dollars ($2,000,000) on the part of any of the Company, its Subsidiaries or any counterparty to such Contract that will be in effect for more than twenty four (24) months following the date hereof;

(vi) any Contract containing any covenant (A) limiting the right of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person in any line of business or geographic area or (B) prohibiting the Company or any of its Subsidiaries from engaging in any material line of business with any Person or levying a material fine, charge or other payment for doing so;

(vii) any material Contract (A) containing a “most favored nation” provision or (B) granting to any Person any exclusive rights or an option of first refusal, first offer or similar preferential right to purchase or acquire any goods, assets or property of the Company or any Subsidiary of the Company;

(viii) any Contract under which the Company or any Subsidiary of the Company has material continuing obligations, including as a result of the Company or any Subsidiary of the Company (including any of their respective predecessors) agreeing to retain liabilities and/or provide indemnification with respect to certain matters, including environmental matters, in each case, relating to the disposition or acquisition of any material business, material assets, material amount of assets or material ownership interest in any other Person or other business enterprise, in each case, other than in ordinary course of business;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the incurrence of Indebtedness for borrowing of money or extension of credit, in each case in excess of two million five hundred thousand dollars ($2,500,000) other than (A) accounts receivables and payables in the ordinary course of business; (B) loans solely among Subsidiaries of the Company, on the one hand, and the Company, on the other hand, in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;

(x) any Contract that prohibits (A) the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries (B) the pledging of capital stock of the Company or any of its Subsidiaries or (C) the issuance of guarantees or similar obligations by the Company or any of its Subsidiaries;

(xi) any Contract pursuant to which the Company or any of its Subsidiaries grants to a third party a license to any Company Intellectual Property or a third party grants to the Company or any of its Subsidiaries a license to any Intellectual Property owned by such third party, in each case, other than (A) Contracts involving payments of less than five hundred thousand dollars ($500,000) in the aggregate pursuant to which the Company or any of its Subsidiaries uses off-the-shelf software available on standard terms and (B) non-exclusive licenses granted by the Company or its Subsidiaries in the ordinary course of business;

(xii) any Contract providing for indemnification of any officer, director, employee or agent by the Company or any of its Subsidiaries, other than Contracts entered into on substantially the same form as the Company or its Subsidiaries’ standard forms made available to Parent;

(xiii) each employment Contract to which the Company or any of its Subsidiaries is a party that (A) relates to the employment of an executive officer of the Company and (B) cannot be terminated upon advance written notice of ninety (90) days or less without payment of consideration, or, if the Contract is governed by non-U.S. law, provides for termination pay or notice of termination materially in excess of what is required by applicable Law;

(xiv) any material Contract with any Governmental Authority;

(xv) any Contract providing for the compromise or settlement of any material Legal Proceeding pursuant to which the Company or any of its Subsidiaries has continuing obligations, other than Contracts providing for cash payments only that do not exceed one million dollars ($1,000,000) as to such compromise or settlement; and

(xvi) any Contract that involves a joint venture, partnership or similar arrangement (it being understood that this clause (xvi) does not include commercial arrangements where there is no joint ownership by the Company or any of its Subsidiaries and the counterparty of equity in a Person).

(iii) “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.

(jjj) “Order” means any order, judgment, judicial decision, decree (including any consent decree or similar agreed order or judgment), injunction, ruling, award, settlement, stipulation, writ or verdict, whether civil, criminal or administrative, in each case, that is entered, issued or rendered by any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent).

(kkk) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person.

(lll) “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, prevents or materially impairs or delays, or would reasonably be expected to prevent or materially delay, the consummation by Guarantor, Parent or Merger Sub of the Transaction or have a material adverse effect on the ability of Guarantor, Parent or Merger Sub to perform their respective covenants and obligations under this Agreement or to consummate the Transaction.

(mmm) “Performance Incentive Plan” means the Company’s Performance Incentive Plan, as amended from time to time.

(nnn) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests arising in the ordinary course of business that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (iii) leases, subleases and licenses (other than capital leases, leases underlying sale and leaseback transactions and licenses to Intellectual Property); (iv) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the value or use or operation of the applicable property); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) any non-exclusive license to any Intellectual Property entered into in the ordinary course; (viii) mortgages, pledges and other liens pursuant to the Company Credit Agreement (and any refinancing, extension, renewal or replacement thereof); (ix) statutory, common Law or contractual liens (or other encumbrances of any type) securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any leased real property unless caused by the Company or any of its Subsidiaries; or (x) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property or assets subject thereto.

(ooo) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(ppp) “PSCW” means the Public Service Commission of Wisconsin and any successor thereto.

(qqq) “Quinnesec” means the Company’s facilities located in or around Quinnesec, Michigan.

(rrr) “R&W Insurance Policy” means the representations and warranties insurance policy that has been or may be obtained prior to the Closing by Guarantor or Parent in connection with this Agreement and the Transaction.

(sss) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) registered Copyrights and applications for Copyright registration; and (iv) internet domain names.

(ttt) “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, consultants, investment bankers, attorneys, agents, advisors and other representatives.

(uuu) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(vvv) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(www) “Securities Act” means the Securities Act of 1933.

(xxx) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent (50%) of such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

(yyy) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel and in accordance with this Agreement) is reasonably likely to be consummated in accordance with its terms and would result in a transaction more favorable, from a financial point of view, to the Company Stockholders (solely in their capacity as such) than the Transaction (taking into account all legal, regulatory, financial (including any break-up fee), timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “twenty percent (20%)” in the definition of “Acquisition Transaction” will be deemed to be references to “fifty percent (50%).”

(zzz) “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments, fees, levies, customs, duties and similar governmental charges and impositions (including taxes based upon or measured by gross receipts, income, profits, sales, use, or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon.

(aaaa) “Tax Return” means any return, declaration, report, statement, certificate, form, election, estimate or information return filed or required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(bbbb) “Transaction” means the Merger and each other transaction contemplated by this Agreement.

(cccc) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors and/or officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transaction, other than any Legal Proceedings among the Parties related to this Agreement.

(dddd) “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

(eeee) “United States” and “U.S. ” means the United States of America.

(ffff) “WARN” means the United States Worker Adjustment and Retraining Notification Act.

(gggg) “Warrant Agreement” means the Warrant Agreement, dated July 15, 2016, by and among the Company, Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company N.A., pursuant to which the Company Warrants were issued.

(hhhh) “Warrant Consideration” means, with respect to each share of Company Common Stock for which a Company Warrant is exercisable immediately prior to the Closing, an amount in cash equal to the Per Share Price less the per-share exercise price for such Company Warrant.

1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Acceptable Confidentiality Agreement	1.1(a)
Acquisition Proposal	1.1(b)
Acquisition Transaction	1.1(c)
Affiliate	1.1(d)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Annual Bonus	6.9(e)
Antitrust Laws	1.1(e)
Audited Company Balance Sheet	1.1(f)
Burdensome Condition	1.1(g)
Business Day	1.1(h)
Bylaws	3.1(b)
Capitalization Date	3.7(a)
CARES Act	1.1(i)
Certificate of Merger	2.2
Certificates	2.9(c)
Charter	3.1(b)
Chosen Courts	9.10
Closing	2.3

Closing Date	2.3
Code	1.1(j)
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board	1.1(k)
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Capital Stock	1.1(l)
Company Class B Common Stock	3.7(a)
Company Common Stock	1.1(m)
Company Credit Agreement	1.1(n)
Company Disclosure Letter	III
Company Incentive Plan	6.9(e)
Company Intellectual Property	1.1(o)
Company Material Adverse Effect	1.1(p)
Company Preferred Stock	1.1(q)
Company PSUs	1.1(r)
Company Registered Intellectual Property	1.1(s)
Company Related Parties	8.3(e)
Company RSUs	1.1(t)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Company Stockholders	1.1(u)
Company Termination Fee	1.1(v)
Company Warrants	1.1(w)
Confidentiality Agreement	9.4
Continuation Period	6.9(c)
Continuing Employees	1.1(x)
Contract	1.1(y)
Copyrights	1.1(bbb)
COVID-19	1.1(z)
COVID-19 Measures	1.1(aa)
COVID-19 Reasonable Response	1.1(bb)
Customs & Trade Laws	1.1(cc)
CWPC	3.28(b)
D&O Insurance	6.8(c)
Debt Financing	1.1(dd)
Debt Financing Sources	1.1(ee)
DGCL	Recitals
Dissenting Company Shares	2.7(c)
DOJ	1.1(ff)
DTC	2.9(d)
Effect	1.1(p)
Effective Time	2.2
Electronic Delivery	9.14

Employee Plan	1.1(gg)
Enforceability Exceptions	3.2
Environmental Law	1.1(hh)
Environmental Permits	1.1(ii)
ERISA	1.1(jj)
ERISA Affiliate	1.1(kk)
Escanaba	1.1(ll)
Exchange Act	1.1(mm)
Executive Group	1.1(nn)
FCC	1.1(oo)
FCC Approval	1.1(pp)
FCC License	1.1(qq)
FERC	1.1(rr)
FPA	1.1(ss)
FTC	1.1(tt)
GAAP	1.1(uu)
Governmental Authority	1.1(vv)
Governmental Authorization	1.1(ww)
Group	1.1(xx)
Guaranteed Obligations	9.15(a)
Guarantor	Preamble
Guarantor Provisions	Preamble
Hazardous Substance	1.1(yy)
HSR Act	1.1(zz)
Improvements	3.14(c)
Indebtedness	1.1(aaa)
Indemnified Person	6.8(a)
Indemnified Persons	6.8(a)
Intellectual Property	1.1(bbb)
Intervening Event	1.1(ccc)
IRS	1.1(ddd)
Knowledge	1.1(eee)
Law	1.1(fff)
Legal Proceeding	1.1(ggg)
Marks	1.1(bbb)
Material Contract	1.1(hhh)
Maximum Annual Premium	6.8(c)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.18(b)
New Plans	6.9(d)
Nonoperational Facilities	3.28(a)
Notice Period	5.3(d)(ii)(3)
NYSE	1.1(iii)
Old Plans	6.9(d)
Order	1.1(jjj)

Organizational Documents	1.1(kkk)
Other Indemnified Persons	6.8(e)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.14(a)
Parent	Preamble
Parent Disclosure Letter	IV
Parent Material Adverse Effect	1.1(lll)
Party	Preamble
Patents	1.1(bbb)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Payoff Letter	6.17
Per Share Price	2.7(a)(ii)
Performance Incentive Plan	1.1(mmm)
Permitted Liens	1.1(nnn)
Person	1.1(ooo)
Proxy Statement	6.3(a)
PSCW	1.1(ppp)
PSU Consideration	2.8(b)
PUHCA	3.28(a)
PURPA	3.28(a)
Qualifying Termination	6.9(e)
Quinnesec	1.1(qqq)
R&W Insurance Policy	1.1(rrr)
Real Property Leases	3.14(b)
Registered Intellectual Property	1.1(sss)
Regulatory Approvals	6.1(b)
Remedy	6.2(b)
Representatives	1.1(ttt)
Requisite Stockholder Approval	3.4
RSU Consideration	2.8(a)
Sanctions	3.24(a)
Sarbanes-Oxley Act	1.1(uuu)
SEC	1.1(vvv)
Securities Act	1.1(www)
Special Committee	Recitals
Subsidiary	1.1(xxx)
Superior Proposal	1.1(yyy)
Surviving Corporation	2.1
Tax	1.1(zzz)
Tax Return	1.1(aaaa)
Termination Date	8.1(c)
Transaction	1.1(bbbb)
Transaction Litigation	1.1(cccc)
Treasury Regulations	1.1(dddd)

U.S.	1.1(eeee)
Uncertificated Shares	2.9(c)
United States	1.1(eeee)
VDR	1.3(p)
WARN	1.1(ffff)
Warrant Agreement	1.1(gggg)
Warrant Consideration	1.1(hhhh)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein,” “hereto” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) The phrase “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary course of business, consistent with past practice. For the avoidance of doubt, for purposes of this Agreement (other than Section 5.2) this term shall encompass any reasonable actions taken (or not taken), in good faith in light of the then-current operating conditions and developments with respect to the Company and its Subsidiaries as a result of, in response to, or otherwise related to any pandemic (including COVID-19), epidemic or disease outbreak, and the related Laws issued in connection therewith.

(f) When used in this Agreement, references to “$” or “dollars” are references to U.S. dollars.

(g) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(h) When reference is made to any Party or party to any other agreement or document, such reference includes such Party’s or party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(i) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(j) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(k) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof and all schedules and exhibits thereto.

(l) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(m) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(n) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(o) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(p) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at https://www.datasite.com (the “VDR”); or (ii) delivered or provided to Parent or its Affiliates or its or their respective Representatives, in each case, at least one (1) Business Day prior to the execution and delivery of this Agreement.

(q) All references to time shall refer to New York City time unless otherwise specified.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, or remotely by exchange of documents and signatures (or their electronic counterparts), on the second Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived (to the extent permitted hereunder) of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as mutually agreed to by Parent and the Company, in each case acting reasonably and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.8(a)).

(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.8(a)).

2.6 Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law. Prior to the Closing Date, the Company shall use reasonable best efforts to obtain resignation letters (in a form and substance reasonably satisfactory to Parent) of each individual serving as a director of the Company or member of any committee of the Company Board as of immediately prior to the Effective Time (in each case, solely in such individual’s capacity as a director of the Company and member of any committee of the Company Board), in each case with the resignation to be conditioned upon and effective as of the Closing, and shall deliver, or cause to be delivered, to Parent such resignation letters at or prior to the Closing.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation (and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation into which they were converted);

(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $27, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Guarantor or any of its Subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(c) Statutory Rights of Appraisal. At the Effective Time, each Dissenting Company Share shall automatically be cancelled and converted into the right to receive the applicable amounts pursuant to this Section 2.7(c). Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by holders of record of such Company Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such shares of Company Common Stock held by any such holder (the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to timely perfect or otherwise waives, withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to timely perfect or effectively withdraws or loses such rights, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price, and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt notice of any actual or, if in writing, threatened demands received by the Company for appraisal of Company Common Stock and (ii) the right to direct, in consultation with the Company, all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

2.8 Equity Awards and Warrants.

(a) Company RSUs. Except as otherwise set forth in Section 5.2(g) of the Company Disclosure Letter, at the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to (i) the Per Share Price multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU (including, for the avoidance of doubt, any dividend equivalent units credited in respect of such Company RSU) (the “RSU Consideration”).

(b) Company PSUs. Except as otherwise set forth in Section 5.2(g) of the Company Disclosure Letter, at the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time, whether vested or unvested (which, for the avoidance of doubt, will not include any Company PSU for which the performance period has elapsed as of the Effective Time), will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to (i) the Per Share Price multiplied by (ii) the total number of shares of Company Common Stock subject to such Company PSU (including, for the avoidance of doubt, any dividend equivalent units credited in respect of such Company PSU), with the achievement of the performance-based vesting metrics applicable to each Company PSU based on the achievement of the applicable performance metrics at the target level of performance (the “PSU Consideration”).

(c) Payment Procedures. On the Closing Date, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate RSU Consideration owed to all holders of Company RSUs. Except as otherwise set forth in Section 5.2(g) of the Company Disclosure Letter, at promptly as reasonably practicable, but in any event no later than ten (10) Business Days, after the Closing Date, the applicable holders of Company RSUs shall receive a payment from the Company or the Surviving Corporation, through its payroll system, of all amounts required to be paid to such holders in respect of the Company RSUs that are cancelled and converted pursuant to Section 2.8(a); provided that, to the extent any such amounts relate to a Company RSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company RSU that shall not trigger a Tax or penalty under Section 409A of the Code. Parent shall cause the Company to pay the PSU Consideration with respect to Company PSUs as soon as practicable following the last day of the applicable performance period for the Company PSU, subject to the holder’s continued employment with the Surviving Corporation on such last day; provided, however, that in the event that the holder’s employment is terminated without cause or due to the holder’s death or disability or, to the extent set forth in the applicable award or other applicable agreement, due to the holder’s resignation for good reason, in any such case, prior to such last day, the PSU Consideration payable with respect to the Company PSU shall continue to be payable on such date notwithstanding such termination (and the PSU Consideration shall be forfeited in the event of any other earlier termination).

(d) Further Actions. Prior to the Effective Time, the Company shall take all action necessary to effect the cancellation and conversion of the Company RSUs and Company PSUs upon the Effective Time and otherwise to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). The Company shall ensure that, following the Effective Time, no participant in the Company’s Performance Incentive Plan or other Employee Plan will have any right pursuant to the Performance Incentive Plan or such Employee Plan to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries.

(e) Company Warrants. At the Effective Time and in accordance with the Warrant Agreement, each Company Warrant unexercised and outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, represent a right by the holder thereof upon any subsequent exercise to receive only the Warrant Consideration for each share of Company Common Stock for which such Company Warrant was exercisable immediately prior to the Closing; provided that, the holder of any Company Warrant may notify the Company (or, after the Effective Time, the Surviving Corporation) commencing on the date of public disclosure of this Agreement through the date that is ninety (90) days after the public disclosure of the consummation of the Merger by the Company pursuant to a Current Report on Form 8-K filed with the SEC that such holder is exercising the holder’s right pursuant to Section 5.6 of the Warrant Agreement to cause the Company or the Surviving Corporation, as applicable, to repurchase such Company Warrant from such holder for the Black-Scholes Value (as defined in the Warrant Agreement) of such Company Warrant, in accordance with its terms and conditions, and the Company or the Surviving Corporation, as applicable, shall repurchase such Company Warrant in accordance with its terms; provided, further, that in no event may any holder of any Company Warrant receive both the Warrant Consideration and the Black-Scholes Value (as defined in the Warrant Agreement) in exchange for such Company Warrant.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company and Parent, with such Payment Agent.

(b) Payment Fund. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash sufficient to pay the aggregate consideration to which such holders of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding one billion dollars ($1,000,000,000) (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund shall be payable to Parent or the Surviving Corporation, as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) as contemplated by Section 2.7.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares shall be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares shall be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.

(e) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, subject to applicable Law, none of the Payment Agent, Guarantor, Parent, the Surviving Corporation or any other Party shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one (1) year after the Effective Time shall be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Share theretofore representing any shares of Company Common Stock (other than holders of Owned Company Shares) will cease to have any rights with respect thereto, except the (i) right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c) and (ii) the right to receive any dividends or distributions that holders have the right to receive pursuant to the following sentence. The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date occurring prior to the Effective Time that prior to the Closing and in accordance with this Agreement may have been declared or made by the Company on such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount and upon such terms as it may direct as indemnity against any claim that may be made against Guarantor, Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Withholding. Each of the Payment Agent, Parent, the Merger Sub and any applicable withholding agent shall be entitled to deduct and withhold from any consideration or other amounts payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld and paid over to or deposited with the relevant Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2019 and at least one (1) Business Day prior to the date of this Agreement (to the extent that the relevance of any such disclosure with respect to any section of this Agreement is reasonably apparent on its face) (other than any disclosures contained or referenced therein under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk”, disclosure set forth in any “forward-looking statements” disclaimer or any similar precautionary sections and any other disclosures contained or referenced therein that are predictive, cautionary or forward-looking in nature or any non-public materials) (it being understood that this clause (a) shall not apply to Section 3.1, Section 3.2, Section 3.5(a), Section 3.7(a), Section 3.7(b), Section 3.7(c) or Section 3.26); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Guarantor, Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Guarantor (with respect to Section 3.29 only), Parent and Merger Sub as follows:

3.1 Organization; Good Standing.

(a) The Company is a corporation duly organized, validly existing and in good standing pursuant to the DGCL. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing (to the extent the applicable jurisdiction recognizes such concept) in each jurisdiction where the properties or assets owned, operated or leased by it or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) The Company has made available to Parent true, correct and complete copies of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), each as amended to the date of this Agreement. The Company is not in violation of any of the provisions of its Organizational Documents.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transaction. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transaction, have been duly authorized and approved by the Company Board (acting upon the recommendation of the Special Committee), and except for obtaining the Requisite Stockholder Approval and filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation of the Transaction. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Guarantor, Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) is subject to general principles of equity (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. At a meeting called and held prior to the execution of this Agreement, the Company Board, acting upon the recommendation of the Special Committee, has unanimously (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and consummate the Transaction upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transaction upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”).

(b) Fairness Opinion. The Special Committee has received the written opinion (or an oral opinion to be confirmed in writing) of the Special Committee’s financial advisor, Rothschild & Co US Inc., to the effect that, as of the date of such opinion and based upon and subject to the factors, assumptions, limitations and qualifications set forth therein, the consideration payable to the holders of Company Common Stock (other than the Owned Company Shares and the Dissenting Company Shares) in the Transaction pursuant to this Agreement is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is provided for the benefit of the Special Committee and the Company Board in connection with and for the purpose of its evaluation of the Transaction). The Company shall have provided to Parent a copy of such written opinion promptly following the execution and delivery of this Agreement.

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Transaction.

3.4 Requisite Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company Capital Stock necessary to consummate the Transaction under applicable Law, the Charter or the Bylaws.

3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transaction (a) do not violate or conflict with any provision of the Charter or the Bylaws; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 and the Regulatory Approvals are made or obtained and, in the case of the consummation of the Transaction, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties, assets, business or operations are bound; or (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties, rights or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company or its Subsidiaries in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transaction, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of NYSE; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (v) such other Governmental Authorizations the failure of which to obtain have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 210,000,000 shares of Company Common Stock, (ii) 40,000,000 shares of Class B common stock, par value $0.01 per share (“Company Class B Common Stock”); and (iii) 50,000,000 shares of Company Preferred Stock. As of 4:00 p.m., New York City time, on December 17, 2021 (such time and date, the “Capitalization Date”), (A) 29,062,302 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Class B Common Stock were issued and outstanding, (C) no shares of Company Preferred Stock were issued and outstanding; and (D) 4,198,685 shares of Company Capital Stock (all of which are Company Common Stock) were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities, other than pursuant to (i) the vesting and settlement of Company RSUs or Company PSUs, in each case, which were granted prior to the date of this Agreement or (ii) the exercise of Company Warrants.

(b) Stock Reservation, Awards and Warrants. As of the Capitalization Date, the Company has reserved 2,329,003 shares of Company Common Stock for issuance pursuant to the Company’s Performance Incentive Plan. As of the Capitalization Date, there were outstanding (i) 419,105 shares of Company Common Stock subject to outstanding Company RSUs; and (ii) 427,628 shares of Company Common Stock subject to outstanding Company PSUs (assuming achievement of the applicable performance metrics at the target level). As of the Capitalization Date, 2,440,287 shares of Company Common Stock were issuable pursuant to Company Warrants with an exercise price of $20.66036 per share of Company Common Stock.

(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date, there were (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants, calls or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; and (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively, the “Company Securities”).

(d) Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; or (ii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities, (C) relating to the voting, or requiring registration, of any Company Securities or (D) requiring the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Neither the Company nor any Subsidiary of the Company is a party to any Contract that obligates the Company or any Subsidiary of the Company to issue, transfer, exchange, register, repurchase, redeem or otherwise acquire or sell any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. The Company does not have a stockholder rights plan in effect or outstanding bonds, debentures, notes or similar obligations which provide such holder the right to vote with the holders of shares of Company Common Stock on any matter.

3.8 Subsidiaries.

(a) Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate or similar power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties, rights and assets, except, in each case, as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the properties, or assets owned, operated or leased by it or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Organizational Documents for each of the Subsidiaries of the Company, each as amended to the date of this Agreement. None of the Subsidiaries of the Company is in violation of its Organizational Documents.

(b) Each of the Subsidiaries of the Company is wholly owned by the Company, directly or indirectly, free and clear of any liens and free of any other restrictions (including any restrictions on the right to vote, sell, transfer, pledge or otherwise dispose of such capital stock or other equity or voting interest), except for, in each case, Permitted Liens. The Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the

Company owns any shares of capital stock in the Company or other Company Securities. Section 3.8(b) of the Company Disclosure Letter sets forth a true, correct and complete list of the name, jurisdiction of organization and schedule of equityholders of each of the Subsidiaries of the Company existing as of the date of this Agreement. Neither the Company nor its Subsidiaries has any Contract pursuant to which it is obligated to make any investment (in the form of a loan, capital contribution or otherwise) in any Person (other than the Company with respect to its Subsidiaries).

(c) There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, calls, subscriptions, warrants or other rights or arrangements to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries; or (iv) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, any Subsidiary of the Company.

3.9 Company SEC Reports. Since January 1, 2020, the Company has filed or furnished, as applicable, all forms, reports and documents with the SEC that have been required to be filed or furnished by it pursuant to applicable Laws (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing or furnishing date (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseding filing or furnishing), in all material respects, with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed or furnished. As of its filing or furnishing date (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseded filing or furnishing), each Company SEC Report did not, and each Company SEC Report filed or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is subject to or the subject of ongoing SEC review or outstanding SEC comment.

3.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Reports (i) were prepared, or in the case of the Company SEC Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP

(except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, or in the case of the Company SEC Reports filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments). There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements (and neither the Company nor any Subsidiary of the Company has any commitment to become a party to any off-balance sheet arrangement) of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains, and has at all times since January 1, 2020 maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2020, no events, facts or circumstances have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act when next due, and conclude, and management has concluded, after such assessment, that such system was effective. Since January 1, 2020 through the date of this Agreement, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. Since January 1, 2020 through the date of this Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal control over financial reporting used by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(c) Indebtedness. Section 3.10(c)(i) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness expressly reflected in the Audited Company Balance Sheet. For purposes of the immediately preceding sentence, “Indebtedness” shall be deemed to refer only to the obligations or undertakings in clauses (a), (b) and (f) of the definition thereof. Section 3.10(c)(ii) of the Company Disclosure Letter contains a true, correct and complete list of all declared but unpaid dividends or distributions of the Company as of the date of this Agreement.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed at least one (1) Business Day prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Company Balance Sheet; or (d) that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) Since September 30, 2021 through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of, or require consent of Parent under, clauses (e), (f), (h) (i), (k), (n), (o), (q) or (r) of Section 5.2).

(b) Since September 30, 2021 through the date of this Agreement, there has not been any Effect that has had, or would reasonably be expected to have, a Company Material Adverse Effect.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party or by which it is bound. The Company has made available to Parent, or publicly filed with the SEC, a true, correct and complete copy of each Material Contract required to be scheduled in Section 3.13(a) of the Company Disclosure Letter.

(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and is in full force and effect, and, none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of the foregoing or from the counterparty to any Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel or modify any Material Contract (whether as a result of a change of control or otherwise), in each case, except for such breaches or defaults that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.14 Real Property.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete (in all material respects) list of all real property and interests in real property owned in fee simple by the Company or any of its Subsidiaries (the “Owned Real Property”). Except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and its Subsidiaries have good, valid and marketable title, in fee or valid leasehold, easement or other rights, in each case, free and clear of all liens other than Permitted Liens, to the land, buildings, structures and other improvements thereon and fixtures thereto necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted.

(b) Section 3.14(b) of the Company Disclosure Letter sets forth a true, correct and complete (in all material respects) list as of the date of this Agreement of all leases, licenses, subleases and occupancy agreements (the “Real Property Leases”) with respect to all property leased, licensed, subleased or otherwise used or occupied by the Company or its Subsidiaries. No tenant is in default under any Real Property Lease, and no event has occurred that, with notice, lapse of time or both, would constitute a material default under any Real Property Lease, except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(c) Except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all buildings, structures, fixtures, building systems and equipment, including paper machinery and pulp mill equipment, located in Escanaba and Quinnesec (the “Improvements”) are in reasonably good condition and repair in all material respects and sufficient in all material respects for the operation of the business of the Company and its Subsidiaries as it is currently conducted at Escanaba and Quinnesec, subject to reasonable wear and tear. Except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect, there are no facts or conditions affecting any of the Improvements which would interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Company and its Subsidiaries as it is currently conducted at Escanaba and Quinnesec.

3.15 Environmental Matters. Except as has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries are and, except for matters that have been fully resolved, have been, in compliance with all applicable Environmental Laws and Environmental Permits, (ii) no written notice of a violation of, or liability under, any Environmental Law has been received by the

Company or any of its Subsidiaries, the substance of which has not been resolved, (iii) no Legal Proceeding is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law, (iv) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person to the extent giving rise to liability for the Company or any of its Subsidiaries has released or disposed of any Hazardous Substance on or under real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or any other location where Hazardous Substances generated by the Company or any of its Subsidiaries have been disposed, in quantities or concentrations that require investigation, remediation or monitoring by the Company or any of its Subsidiaries pursuant to any Environmental Law, (v) neither the Company nor any of its Subsidiaries has assumed, undertaken or agreed to provide indemnification for, as a result of any contract, any material liability of any other Person arising under Environmental Laws, and (vi) the Company has delivered or otherwise made available for inspection to Parent true, complete and correct copies of any material reports, investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments), studies, analyses, tests or monitoring in the possession of or under the reasonable control of the Company or any of its Subsidiaries pertaining to: (A) any unresolved liabilities of the Company or any of its Subsidiaries under Environmental Law; (B) any releases or disposal of Hazardous Substances by the Company or any of its Subsidiaries or to the extent giving rise to liability for the Company or any of its Subsidiaries in, on, or beneath any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries; or (C) the Company’s or any of its Subsidiaries’ noncompliance with applicable Environmental Laws, in each case to the extent prepared since January 1, 2018.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Company Registered Intellectual Property. The Company Registered Intellectual Property is valid, subsisting and enforceable, and is owned exclusively by the Company or one of its Subsidiaries, free and clear of all liens other than Permitted Liens, in each case except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company or any of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses adequate rights to use, all Intellectual Property used in their respective businesses as currently conducted; provided, however, that the representation and warranty in this Section 3.16(b) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property, which is addressed in Section 3.16(d) below.

(c) There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened, by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Intellectual Property, in each case except for such matters as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(d) To the Knowledge of the Company, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted and as conducted since January 1, 2020 does not infringe, misappropriate or violate any Intellectual Property of any Person and (ii) as of the date of this Agreement, no Person is infringing, misappropriating or violating any Company Intellectual Property, in each case except for such matters as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(e) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) the Company and its Subsidiaries (A) take commercially reasonable measures designed to protect the security of the information technology systems owned or used by the Company or any of its Subsidiaries and the confidentiality of the trade secrets owned by the Company or any of its Subsidiaries and (B) comply with applicable Law regarding the collection, use and disclosure of personally identifiable information stored or processed by the Company or any of its Subsidiaries, and (ii) there has been no unauthorized access to the information technology systems owned or used by the Company or any of its Subsidiaries, or any personally identifiable information stored or processed by the Company or any of its Subsidiaries.

3.17 Tax Matters.

(a) Each of the Company and its Subsidiaries has timely filed (taking into account valid extensions) all income and material Tax Returns required to be filed by it, and each such Tax Return has been accurate, correct and complete in all material respects and is in compliance with all applicable Law in all material respects.

(b) The Company and each of its Subsidiaries have paid, or have adequately reserved for the payment of (in accordance with GAAP), all income and material Taxes that are required to be paid by it (regardless of whether such Taxes are reflected on any Tax Return). All material Taxes which the Company and each of its Subsidiaries are, or have been, required by any applicable Law to withhold or to collect for payment have been duly withheld and collected and have been timely paid or remitted to the appropriate Governmental Authority, and the Company and each of its Subsidiaries has complied with all reporting and record retention requirements related to such Taxes in all material respects.

(c) Neither the Company nor any of its Subsidiaries has executed or requested any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired.

(d) There are no material liens for Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, other than Permitted Liens.

(e) No material audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns asserting that it is or may be subject to Taxes imposed by that jurisdiction.

(f) No deficiency with respect to any material Taxes has been assessed or proposed in writing against the Company or any of its Subsidiaries that has not been fully paid, except with respect to Taxes being contested in good faith and for which adequate reserves in accordance with GAAP have been provided on the Company’s consolidated financial statements.

(g) Neither the Company nor any of its Subsidiaries (A) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (B) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), other than a group the common parent of which is the Company or one of its Subsidiaries, as a transferee or successor, by contract or otherwise.

(h) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(i) Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code.

(j) Within the past two (2) years, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(k) The Company and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction contract.

(l) The Company and each of its Subsidiaries has (i) to the extent applicable, properly complied with all requirements of applicable Law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, and (ii) not deferred any payroll tax obligations pursuant to the CARES Act.

(m) Neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

3.18 Employee Benefits.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all current material Employee Plans. The Company has made available to Parent a true and complete copy of each material Employee Plan currently in effect and all amendments thereto and a true and complete copy of the following items (in each case, only if applicable) with respect to such material Employee Plans: (i) each trust or other funding arrangement, (ii) each current summary plan description and summary of material modifications, (iii) the most recently filed annual report on IRS Form 5500, (iv) the most recently received IRS determination letter or IRS opinion letter and (v) any non-routine correspondence with any Governmental Authority since January 1, 2018.

(b) Absence of Certain Plans. Neither the Company nor any of its Subsidiaries maintains, sponsors or participates in, or contributes to or is required to contribute to, (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), or (iii) a plan covered by Section 412 of the Code or Title IV of ERISA. Neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan. No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any of its Subsidiaries (including on account of any ERISA Affiliate) that has not been satisfied in full, and to the Knowledge of the Company, no condition exists that would reasonably be expected to result in the Company or any of its Subsidiaries (including on account of any ERISA Affiliate) incurring any such liability, other than any liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

(c) Compliance. Each Employee Plan has been maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to adversely affect the qualified status of any such Employee Plan that cannot be corrected without material liability to the Company.

(d) Employee Plan Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of the Company threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits.

(e) No Prohibited Transactions. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), in each case except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(f) No Welfare Benefit Plan. No Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides material post-termination or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar state Law.

(g) No Triggering Event. None of the execution and delivery of this Agreement or the consummation of the Transaction shall, either alone or in combination with another event, (i) entitle any current or former employee or director of the Company to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other obligation under any Employee Plan or (iii) result in any payment or benefit made by the Company or any ERISA Affiliate to be characterized as a parachute payment within the meaning of Section 280G of the Code, except, in the case of each of clauses (g)(i) or (g)(ii), as provided in this Agreement.

(h) No Gross-Ups. Neither the Company nor any of its Subsidiaries has any obligation to reimburse, “gross-up”, make similar “make-whole” payments to, or otherwise indemnify, any Person for any Taxes, under Sections 409A or 4999 of the Code.

3.19 Labor Matters.

(a) Union Activities. Section 3.19(a) of the Company Disclosure Letter sets forth the collective bargaining agreements, labor union contracts or trade union agreements (each, a “Collective Bargaining Agreement”) to which the Company or any of its Subsidiaries is a party or bound as of the date of this Agreement, and the Company has made available to Parent true, correct, and complete copies of all such Collective Bargaining Agreements. To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. As of the date of this Agreement, no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. There is no unfair labor practice, grievance, arbitration, strike, lockout, slowdown, work stoppage, picketing, hand billing, or other labor dispute against or affecting the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries, except where such unfair labor practice, grievance, arbitration, strike, lockout, slowdown, work stoppage, picketing, hand billing, or other labor dispute has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and its Subsidiaries have satisfied any pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labor union, labor organization or works council that is representing any employee of the Company or any of its Subsidiaries in connection with the execution of this Agreement or the consummation of the Transaction. The execution of this Agreement and the consummation of the Transaction will not result in any material breach or other violation of any Collective Bargaining Agreement to which the Company or any of its Subsidiaries is a party or bound.

(b) Employment Law. The Company and its Subsidiaries are in compliance with applicable Laws with respect to employment (including applicable Laws regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, worker classification, the WARN Act and collective bargaining), except for such noncompliance that has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

(c) Sexual Harassment or Discrimination. None of the Company or any of its Subsidiaries is a party to a settlement agreement with a current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries that involves allegations relating to sexual harassment, sexual misconduct or discrimination by either (i) an officer of the Company or any of its Subsidiaries or (ii) an employee of the Company or any of its Subsidiaries at the level of Vice President or above. In the last four (4) years, no allegations of sexual harassment or sexual misconduct have been made against (i) an officer of the Company or any of its Subsidiaries or (ii) an employee of the Company or any of its Subsidiaries at the level of Vice President or above.

(d) No Prior Restrictions. No employee of the Company or its Subsidiaries at the level of Vice President or above is in any respect in material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant obligation: (i) to the Company or any of its Subsidiaries or (ii) to a former employer of any such employee relating to the (A) right of any such employee to be employed by the Company or any of its Subsidiaries or (B) knowledge or use of trade secrets or proprietary information.

3.20 Compliance with Laws.

(a) The Company and each of its Subsidiaries is, and at all times since January 1, 2019 has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, including for the avoidance of doubt the Atomic Energy Act of 1954, except for such noncompliance that has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. No representation or warranty is made in this Section 3.20 with respect to (i) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (ii) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (iii) compliance with Laws relating to Intellectual Property matters, which is exclusively addressed by Section 3.16, (iv) compliance with applicable Laws in respect of Taxes, which is exclusively addressed by Section 3.17 and, to the extent applicable, Section 3.18; (v) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 3.18; (vi) compliance with Laws relating to employment matters, which is exclusively addressed by Section 3.19 or (vii) compliance with Laws relating to energy regulatory matters, which is exclusively addressed by Section 3.28.

(b) Except as has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of their respective businesses; and (iii) since January 1, 2019, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with, violation or breach of any such Governmental Authorization, the substance of which has not been resolved.

(c) The cancellation of any or all of the Company’s FCC Licenses would not result in a disruption or cost to the business of the Company and its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.21 Legal Proceedings; Orders.

(a) No Legal Proceedings. Except as has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, and other than any Transaction Litigation brought after the date of this Agreement, there are no Legal Proceedings that are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any present or former director or officer of the Company or any of its Subsidiaries in such individual’s capacity as such.

(b) No Orders. Except as has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries (or any of their respective properties or assets) is subject to any Order that would prevent or delay the consummation of the Transaction or negatively affect to a material extent the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.22 Insurance. As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and their respective employees, properties and assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all such insurance policies are in full force and effect, all premiums due thereon have been paid in full, the limits of all such insurance policies are fully in place without any erosion, no notice of cancellation has been received with respect to any of the insurance policies, there are no material claims pending under any such insurance policies as to which coverage has been denied or disputed (other than reservation of rights) by the insurers of such insurance policies and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured under any of the insurance policies.

3.23 Anti-Corruption Compliance. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any officer, director, employee, agent, representative or other Person acting for the benefit of or on behalf of the Company or its Subsidiaries (in each case in their capacity as such) has, since January 1, 2017, taken any action that would cause any of the foregoing to be in material violation of any provision of the United States Foreign Corrupt Practices Act, the UK Bribery Act 2010, any other applicable anticorruption Laws or any applicable Laws relating to combatting money laundering, terrorism and/or other financial crime.

3.24 Economic Sanctions & Export Controls Compliance.

(a) The Company and each of its Subsidiaries and, to the Knowledge of the Company and when acting on behalf of the Company or its Subsidiaries, all officers, directors and employees of the Company or its Subsidiaries, are and, since January 1, 2017, have been in compliance with (i) all applicable economic and financial sanctions and trade embargoes administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State), the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”) and (ii) all Customs & Trade Laws.

(b) None of the Company, any of its Subsidiaries or any of their respective directors or officers is or since January 1, 2017, has been a Person (i) that is organized, located or resident in a country or territory with which dealings are broadly prohibited under comprehensive Sanctions (including Crimea, Cuba, Iran, North Korea and Syria), (ii) with whom dealings are restricted or prohibited by, or are sanctionable under any Sanctions, (iii) ultimately owned or controlled by any Person identified in clauses (i) or (ii), or (iv) identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List or the U.S. Department of State’s Debarred List.

(c) Since January 1, 2017, the Company and its Subsidiaries have not (i) made any voluntary, directed or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any non-compliance with any Customs & Trade Laws or Sanctions, (ii) been the subject of a current, pending, or, to the Knowledge of the Company, threatened investigation, inquiry or enforcement proceedings for violations of Customs & Trade Laws or Sanctions, or (iii) violated or received any notice, request, penalty, or citation for any actual or potential non-compliance with Customs & Trade Laws or Sanctions.

3.25 Related Party Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.26 Brokers. Except for Rothschild & Co. US Inc., there is no Person (including any financial advisor, investment banker, broker, finder or agent) that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transaction.

3.27 Company Information. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement or any Other Required Company Filing will not, at the time the Proxy Statement or such Other Required Company Filing and any amendment thereof or supplement thereto are filed with the SEC, at the time the Proxy Statement is first disseminated to the Company Stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Guarantor, Parent or Merger Sub for inclusion or incorporation by reference therein.

3.28 Energy Regulatory Matters.

(a) The Company is registered as a “holding company” under the Public Utility Holding Company Act of 2005 (“PUHCA”) and has a waiver, as a single-state holding company pursuant to 18 C.F.R. § 366.3(c)(1), of the requirements of 18 C.F.R. §§ 366.21, 366.22 and 366.23 of FERC’s regulations under PUHCA. Other than the Company’s Subsidiaries set forth on Section 3.28 of the Company Disclosure Letter, none of the Company or its Subsidiaries is subject to regulation as a “public utility” by FERC. With the exception of electric generation facilities owned by Verso Luke LLC and the electric generation facilities at the Wisconsin Rapids paper mill owned by Verso Minnesota Wisconsin LLC (together, the “Nonoperational Facilities”), each of the electric generation facilities owned or operated by a Subsidiary of the Company is a “qualifying cogeneration facility” or “qualifying small power production facility”, each as defined in FERC’s rules and regulations. Neither of the Nonoperational Facilities is presently generating electric energy and neither has produced electric energy or made wholesale sales of electric energy following the time at which each ceased to be a “qualifying cogeneration facility”, as defined in FERC’s rules and regulations. Each of the Company’s Subsidiaries that makes wholesale sales of electric energy, capacity and/or ancillary services has a valid and effective rate on file at FERC or is exempt from FPA section 205 pursuant to 18 C.F.R. section 292.601. Each of the Company and its Subsidiaries are in material compliance with the applicable requirements of the FPA, Public Utility Regulatory Policies Act of 1978 (“PURPA”), PUHCA and FERC’s rules, regulations and orders.

(b) Consolidated Water Power Company (“CWPC”) is subject to regulation as a “public utility” solely in the state of Wisconsin. Other than CWPC, none of the Company or its Subsidiaries is subject to regulation as a “public utility”, “utility company”, “electric utility”, or similar term by any state Governmental Authority. CWPC is in material compliance with applicable requirements of Wisconsin utility Law and the rules, regulations and orders of the PSCW.

(c) All filings required to be made by the Company and its Subsidiaries since January 1, 2019, under (i) the FPA, PURPA, PUHCA and FERC’s rules and regulations or (ii) Wisconsin utility Laws and the PSCW’s rules and regulations, have been filed on a timely basis (taking into account all applicable grace periods), with FERC, the PSCW or any other relevant Governmental Authority, as the case may be, including all forms, statements, reports, agreements (oral or written), undertakings, and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make, or the failure of which to make in compliance with all applicable legal requirements have not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. All charges that have been made for service and all related fees have been charged in accordance with the terms and conditions of valid and effective tariffs or valid and enforceable agreements for non-tariff charges and are not subject to refund, except for failures to have made such charges or charged such fees that have not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

3.29 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to this Article III) or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made to Guarantor, Parent or Merger Sub any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Guarantor, Parent or Merger Sub or made available to Guarantor, Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transaction. The Company and its Subsidiaries disclaim any other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or representatives. The Company acknowledges and agrees that, except for the representations and warranties made by Guarantor in Section 9.15 or by Parent and Merger Sub in Article IV or in any certificate delivered pursuant to this Agreement, none of Guarantor, Parent, Merger Sub, or any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Guarantor, Parent, Merger Sub, or their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Guarantor, Parent or Merger Sub or their respective Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transaction. The Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Guarantor, Parent and their respective Affiliates (including Merger Sub) have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

With respect to any Section of this Article IV, except as set forth in the disclosure letter (subject to the terms of Section 9.13) delivered by Parent and Merger Sub to the Company on the date of this Agreement (the “Parent Disclosure Letter”), Parent, Merger Sub and (with respect to Section 4.14 only), Guarantor hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except, in the case of clause (b), as has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Neither Parent nor Merger Sub is in violation of its Organizational Documents.

4.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Transaction. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Transaction, have been duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and, subject to Section 6.15, no additional actions on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder, and the consummation of the Transaction. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Transaction do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the Governmental Authorizations referred to in Section 4.4 and the Regulatory Approvals are made or obtained, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties, assets, business or operations are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties, rights or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transaction, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Governmental Authorizations the failure of which to obtain have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent as of the date of this Agreement, threatened against Guarantor, Parent or Merger Sub that have had, or would reasonably be expected to have, a Parent Material Adverse Effect.

(b) No Orders. None of Guarantor, Parent or Merger Sub (nor any of their respective properties or assets) is subject to any Order that has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

4.6 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or has been an “interested stockholder” (in each case, as such quoted terms are defined in Section 203 of the DGCL) of the Company, in each case during the three (3) years prior to the date of this Agreement.

4.7 Brokers. Except as set forth in Section 4.7 of the Parent Disclosure Letter, there is no Person (including any financial advisor, investment banker, broker, finder or agent) that has been retained by or is authorized to act on behalf of Guarantor, Parent or Merger Sub who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

4.8 Operations of Parent and Merger Sub. The authorized capital stock of Merger Sub consists solely of one thousand (1,000) shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than in connection with the Transaction. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens (other than liens imposed by securities Laws).

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Guarantor or Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to approve this Agreement or the Merger.

4.10 Available Funds. Assuming the satisfaction of the conditions set forth in Article VII, Parent or Merger Sub, as of the Closing, will have available funds sufficient to consummate the Transaction on the terms contemplated by this Agreement and to perform their respective obligations under this Agreement, including payment of the aggregate Per Share Price in respect of all shares of Company Common Stock, the amounts required under Section 2.8 and any other amounts required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with or as result of the consummation of the Transaction and all related fees and expenses.

4.11 Stockholder and Management Arrangements. None of Guarantor, its Subsidiaries, Parent, Merger Sub, or, to the knowledge of Parent, any of their respective Affiliates, is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person has agreed to provide, directly or indirectly, equity investment to Guarantor, Parent, Merger Sub or the Company to finance any portion of the Merger.

4.12 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Guarantor, Parent and Merger Sub, Guarantor, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Guarantor, Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, that Guarantor, Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that Guarantor, Parent and Merger Sub have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement. Without limiting the generality of the foregoing, Guarantor, Parent and Merger Sub each acknowledges and agrees that, except as set forth in Article III or in any certificate required to be delivered by the Company pursuant to the terms of this Agreement, neither the Company nor any other Person makes or has made to Guarantor, Parent or Merger Sub any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transaction).

4.13 Parent and Merger Sub Information. The information supplied or to be supplied by Guarantor, Parent and Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendment thereof or supplement thereto are filed with the SEC, at the time the Proxy Statement is first disseminated to the Company Stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company for inclusion or incorporation by reference therein.

4.14 No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Article IV and Guarantor in Section 9.15 or in any certificate delivered pursuant to this Agreement, none of Guarantor, Parent, Merger Sub or any other Person makes or has made to the Company any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Guarantor, Parent, Merger Sub or their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Guarantor, Parent or its Subsidiaries (including Merger Sub) or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transaction. Guarantor and its Subsidiaries (including Parent and Merger Sub) disclaim any other representations or warranties, whether made by Parent or Guarantor for any of their respective Subsidiaries (including Merger Sub) or any of their respective Affiliates or representatives. Each of Guarantor, Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties made by the Company in Article III (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to Article III) or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Guarantor or Parent or made available to Guarantor or Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transaction. Each of Guarantor, Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement, (b) as set forth in Sections 5.1 or 5.2 of the Company Disclosure Letter, (c) as required by applicable Law, including any COVID-19 Measures, or (d) for any COVID-19 Reasonable Response to the extent that such action or inaction is generally consistent with that taken by other participants in the industries in which the Company and its Subsidiaries operate, or (e) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business, and (ii) use its reasonable best efforts to preserve intact in all material respects its current business operations, organization, ongoing businesses, license, permits and material business relationships with third parties, including vendors, suppliers, customers, partners and Governmental Authorities and maintaining in full force and effect its insurance policies (including for the avoidance of doubt, renewing such insurance policies on or prior to their expiration) in all material respects consistent with past practice or customs in the industries in which the Company and its Subsidiaries conduct business; provided that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 5.2.

5.2 Forbearance Covenants. Except (a) as expressly contemplated by this Agreement, (b) as set forth in Sections 5.1 or 5.2 of the Company Disclosure Letter, (c) as required by applicable Law, including any COVID-19 Measures, (d) for any COVID-19 Reasonable Response to the extent that such action or inaction is generally consistent with that taken by other participants similarly situated in the industries in which the Company and its Subsidiaries operate, or (e) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to:

(a) amend the Organizational Documents of the Company or any of its Subsidiaries;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities or securities of any of the Subsidiaries of the Company (other than issuances to wholly-owned Subsidiaries or to the Company), except (i) in accordance with the terms of any employment agreements or any award agreements with respect to, and upon the settlement of, Company RSUs or Company PSUs, in each case, in effect on the date of this Agreement in accordance with their terms; (ii) in accordance with the terms of the Company Warrants; and (iii) as contemplated by Section 5.2(g);

(d) except for transactions solely among the Company and its Subsidiaries or solely among the Company’s Subsidiaries, directly or indirectly, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, or issue or authorize or propose the issuance of, any of its capital stock or other equity or voting interest, other than (i) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the settlement of Company RSUs or Company PSUs in accordance with their terms, (ii) the acquisition by the Company of Company RSUs or Company PSUs in connection with the forfeiture of such awards in accordance with their terms or (iii) to the extent required pursuant to the Warrant Agreement, purchases of Company Warrants or the issuance of Company Securities pursuant to the exercise of Company Warrants, in each case, in accordance with their terms;

(e) (i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for (w) cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries, (x) the Company’s regular quarterly cash dividend on Company Common Stock paid during the fiscal quarter ended December 31, 2021, not to exceed, in the case of any such dividend, $0.10 per share, (y) the Company shall have the right to declare and pay regular quarterly dividends commencing in the fiscal quarter ended June 30, 2022, in each case on timing (including with respect to date of declaration and record date) consistent with the Company’s historical practices and in an amount not to exceed $0.10 per share in any such quarter, it being understood, for the avoidance of doubt, that the Company shall not declare any dividends during the first calendar month of any such quarter; or (ii) pledge or encumber any shares of its capital stock or other equity or voting interest;

(f) (i) incur, assume or suffer any Indebtedness or issue any debt securities, except (A) trade payables incurred in the ordinary course of business; (B) loans or advances to direct or indirect wholly owned Subsidiaries of the Company; and (C) for incurrence of Indebtedness for borrowed money under the Company Credit Agreement in an aggregate principal amount not to exceed five million dollars ($5,000,000) (excluding any Letter of Credit (as defined in the Company Credit Agreement) outstanding on the date hereof); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers; and (2) advances to directors, officers and other employees, in each case of clauses (1) and (2) in the ordinary course of business; or (iv) mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any lien thereupon, except for any Permitted Liens;

(g) Except as required pursuant to the terms of any Employee Plan or Collective Bargaining Agreement in accordance with its terms as in effect on the date of this Agreement or as set forth in Section 5.2(g) of the Company Disclosure Letter, (i) enter into, adopt, amend or modify in any material respect or terminate any material Employee Plan; (ii) increase the compensation or benefits of any current or former director or executive officer of the Company or any of its Subsidiaries (other than base salary or wage (and corresponding bonus) increases for employees who are not members of the Executive Group in the ordinary course of business), or pay any amount or provide any benefit not provided under any Employee Plan in accordance with its terms as in effect as of the date of this Agreement (other than ordinary course provision of base compensation and benefits); (iii) grant or pay (or promise to grant or pay) any bonus or other incentive compensation, severance, retention, transaction, change of control, deferred compensation or similar payment or benefit to any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries; (iv) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries; or (v) hire, engage or terminate (other than for cause) any member of the Executive Group, except, in the case of each of clauses (i), (ii) and (iii), in conjunction with ordinary course new hires, promotions and changes in job position or status of any current employee who is not a member of the Executive Group, consistent with past practice;

(h) settle any pending or threatened Legal Proceeding, except for the settlement of any Legal Proceeding that (i) is for solely monetary payments of no more than one million and five hundred thousand dollars ($1,500,000) individually and three million dollars ($3,000,000) in the aggregate; (ii) does not impose any material non-monetary obligations on, or restrictions against, or require an admission of liability by, the Company or its Subsidiaries; or (iii) is settled in compliance with Section 6.12;

(i) materially change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority;

(j) (A) make or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment relating to the Company or any of its Subsidiaries; (C) adopt or change any accounting method with respect to income or other material Taxes or change an annual accounting period; (D) file any amended Tax Returns; (E) enter into any closing agreement in respect of a material Tax; (F) surrender any right to claim a refund for material Taxes; or (G) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment relating to the Company or any of its Subsidiaries;

(k) incur or commit to incur any capital expenditures other than (i) consistent with, or with respect to any item set forth in the budget, not more than ten percent (10%) in excess of the amount allocated in, the capital expenditure budget for such item for the fiscal year 2022, set forth in Section 5.2(k) of the Company Disclosure Letter, (ii) pursuant to obligations imposed by any Material Contract in effect as of the date of this Agreement and (iii) emergency capital expenditures (provided that, the Company shall notify Parent in writing prior to incurring or committing to incur any such emergency capital expenditures that would, or would reasonably be expect to, exceed one million dollars ($1,000,000));

(l) enter into, extend, renew, assign, transfer, cancel, waive any right under, modify, amend or terminate any Material Contract except, in each case, in the ordinary course of business;

(m) terminate insurance policies in a manner inconsistent with past practice or customs in the industries in which the Company and its Subsidiaries conduct business, except, in each case, for any such termination pursuant to the terms of such policy;

(n) engage in any transaction with, or enter into any Contract or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 except, in each case, in the ordinary course of business;

(o) effectuate a “mass layoff” or “plant closing” that would trigger notice obligations under WARN;

(p) (i) modify, renew, extend, or enter into any labor agreement, collective bargaining agreement or any similar labor-related agreements or arrangements with any labor union, labor organization or works council, or (ii) recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the new bargaining representative for any employees of the Company or its Subsidiaries;

(q) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein with a fair market value in excess of one million dollars ($1,000,000) in the aggregate in any one transaction or series of related transactions, other than acquisitions of assets acquired from vendors or suppliers in the ordinary course of business;

(r) sell, assign, license, lease, transfer, abandon or otherwise dispose of, or create any lien on (other than any Permitted Lien), or otherwise dispose of, any of the Company’s or its Subsidiaries’ assets, other than such sales, assignments, licenses, leases, transfers, liens or other dispositions that (i) are in the ordinary course of business and (ii) have neither a fair market value of the assets nor an aggregate purchase price that exceeds two million five hundred thousand dollars ($2,500,000) in any one transaction or series of related transactions; provided, that the foregoing clauses (i) and (ii) shall not permit any sales, assignments, licenses, leases, transfers, liens or other dispositions of the assets referenced in Section 5.2(r)(i) of the Company Disclosure Letter;

(s) enter into any new line of business outside of the Company’s and its Subsidiaries’ existing business on the date of this Agreement; or

(t) agree, resolve or commit to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the final sentence of this Section 5.3(a) and subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, shall cause their respective directors and officers not to, and shall not instruct or knowingly permit any of their other respective Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Guarantor, Parent, Merger Sub or any designees of Guarantor, Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person or its Representatives with respect to an Acquisition Proposal by such Person (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to an Acquisition Proposal by such Person), in each case other than informing such Persons of the existence of the provisions contained in this Section 5.3; (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any binding or non-binding letter of intent, memorandum of understanding, merger agreement, acquisition agreement or any Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement entered only in the circumstances where the exception set out in Section 5.3(b) otherwise applies (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the following sentence of this Section 5.3(a), and subject to the terms of Section 5.3(b), the Company shall, immediately following the execution of this Agreement, cease and shall, immediately following the execution of this Agreement, cause each of its Subsidiaries and its and their respective directors and officers to cease, and instruct its and their other respective Representatives to cease, (x) any solicitations, discussions, communications or negotiations with any Person or its Representatives (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal by such Person (or proposal that would reasonably be expected to lead to an Acquisition Proposal by such Person), in each case that exists as of the date of this Agreement, and (y) all access of any Person (other than the Parties and their respective Representatives) to any electronic data room (or other diligence access) maintained by the Company with respect to the Transaction. The Company shall enforce, and shall not waive, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board concludes in good faith, after consultation with its outside counsel, that the enforcement of, or failure to waive, such provision would be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(b) Exceptions. Notwithstanding anything to the contrary in this Agreement, at any time prior to the time of the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case with respect to an Acquisition Proposal that was not the result of a breach (other than a de minimis breach) of Section 5.3(a) and that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and that failure to take such actions would be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided that, subject to applicable Law, the Company shall provide to Guarantor, Parent and Merger Sub notice thereof and any non-public information or data that is provided to any Person given such access that was not previously made available to Guarantor, Parent or Merger Sub prior to or substantially concurrently with providing it to such Person.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(d) or Section 5.3(f), neither the Company Board nor the Special Committee shall:

(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Guarantor or Parent; (B) adopt, approve or recommend (or propose to adopt, approve or recommend) to the Company Stockholders an Acquisition Proposal; (C) fail to reaffirm the Company Board Recommendation within ten (10) Business Days following the written request of Parent (provided, however, that Parent may make such request no more than four (4) times in the aggregate); or (D) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (D), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the determination for purposes of Section 5.3(b) by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or the taking of any other action contemplated by Section 5.3(b) as and to the extent permitted by Section 5.3(d)(ii); (2) the public disclosure by the Company of such determination; or (3) the delivery by the Company of any notice contemplated by Section 5.3(d) shall constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that, the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(1) the Company has provided prior written notice to Parent at least four (4) Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change, including, a reasonably detailed description of the facts and circumstances relating to such Intervening Event;

(2) prior to effecting such Company Board Recommendation Change, during such four (4) Business Day period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent requested to do so) regarding any proposal by Parent to adjust the terms and conditions of this Agreement in response to such Intervening Event, and Parent does not make a binding proposal to the Company Board (or a committee thereof) to amend or modify the terms and conditions of this Agreement in such a manner that obviates the need to effect a Company Board Recommendation Change in response to such Intervening Event; and

(3) following such four (4) Business Day period, the Company Board (or a committee thereof) (after consultation with its financial advisors and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; or

(ii) if the Company has received a bona fide written Acquisition Proposal that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board (or a committee thereof) may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that, the Company Board (or a committee thereof) shall not take any such action described in the foregoing clauses (A) or (B) unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law;

(2) the Company has complied (other than a de minimis breach) with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3) (A) the Company has provided prior written notice to Parent not less than four (4) Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in the lead-in to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will include the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all relevant agreements relating to such Acquisition Proposal; and (B) during the Notice Period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent requested to do so) regarding any proposal by Parent to adjust the terms and conditions of this Agreement in response to such Superior Proposal, and Parent does not make a binding proposal to the Company Board (or a committee thereof) to amend or modify the terms and conditions of this Agreement in such a manner that such Acquisition Proposal would cease to constitute a Superior Proposal; and

(4) following such Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisors and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; provided that each time material modifications to the terms of an Acquisition Proposal determined to be a Superior Proposal are made (it being understood that any improvement to the financial terms of such proposal shall be deemed a material modification), the Company shall notify Parent of such modification and the time period set forth in the preceding clause (3) shall recommence and be extended for two (2) Business Days from the day of such notification.

(e) Notice. The Company shall as promptly as reasonably practicable (and, in any event, within 24 hours) notify Parent if any proposals or offers that constitute or would reasonably be expected to lead to an Acquisition Proposal are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such proposals or offers; (ii) a summary of the material terms and conditions of such proposals or offers; and (iii) a copy of any Acquisition Proposal and copies of all material documents relating to such Acquisition Proposal provided by such Person or Group to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such proposals or offers (including any amendments thereto). The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement subsequent to the date hereof that prohibits the Company from providing to Parent such material terms and conditions and other information.

(f) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any substantially similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any substantially similar communication) or from making any legally required disclosure to the Company Stockholders pursuant to applicable securities Laws with regard to the Transaction or an Acquisition Proposal; provided that the foregoing shall in no way eliminate or modify the effect that such disclosure would otherwise have under this Agreement.

5.4 Continuance of Tariffs. Between the date hereof and the Closing, the Company shall use its reasonable best efforts to (a) cooperate with Guarantor and Parent in connection with, and to participate as an interested party in any material proceedings before the U.S. International Trade Commission and the Department of Commerce regarding the continuance of applicable duties described in Section 5.4 of the Company Disclosure Letter, and to advocate for the continuance of such duties and (b) consult with Guarantor and Parent, consider in good faith their reasonable views, and keep Guarantor reasonably informed with respect to such actions.

5.5 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Guarantor, Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Guarantor, Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation, Guarantor, Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its Subsidiaries to, if applicable), on the other hand, use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Transaction, including by (i) causing the conditions to the Merger set forth in Article VII to be satisfied, (ii) (A) obtaining all consents, waivers, approvals, Orders and authorizations from Governmental Authorities; and (B) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transaction and (iii) obtaining, in consultation with Parent, all consents, waivers and approvals and delivering all notifications pursuant to any Contracts to which the Company or its Subsidiaries is a party in connection with this Agreement and the consummation of the Transaction; provided, however, no Party shall be required to pay any fee, penalty or other consideration to any Governmental Authority or other third party in respect of any such consents, approvals or waivers.

(b) Limitations. Section 6.1(a) shall not apply to filings under Antitrust Laws or the Governmental Authorizations set forth on Section 6.1(b) of the Company Disclosure Letter (the “Regulatory Approvals”), which shall be governed by the obligations set forth in Section 6.2 below.

6.2 Regulatory Matters.

(a) Regulatory Filings. Each of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within fifteen (15) Business Days following the date of this

Agreement; and (ii) as promptly as practicable following the date of this Agreement, file such applications, notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are (x) required by other applicable Antitrust Laws in connection with the Merger or (y) required to obtain the Regulatory Approvals. Each of Guarantor, Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction; and (D) take (and cause their Affiliates to take) all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other applicable Laws applicable to this Agreement or the Merger; and (2) obtain the Regulatory Approvals and any required consents pursuant to the HSR Act and any Antitrust Laws applicable to this Agreement or the Merger, in each case as promptly as reasonably practicable and in any event prior to the Termination Date. Each of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding the Merger in connection with such filings. Without limitation of Section 6.2(c), if any Party or Affiliate thereof receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other applicable Laws applicable to the Merger, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided that no Party may stay, toll or extend any applicable waiting period under the HSR Act, pull and refile under the HSR Act, or enter into any agreement or understanding with any Governmental Authority with respect to the HSR Act or any other applicable Laws applicable to the Merger without the permission of Parent if such Party is the Company, or the permission of the Company if such Party is Guarantor, Parent or Merger Sub, which shall not be unreasonably delayed, conditioned or withheld.

(b) Avoidance of Impediments. In furtherance and not in limitation of the other covenants in this Section 6.2, if and to the extent necessary to obtain (x) clearance of the Merger pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger and (y) the Regulatory Approvals, in each case, as promptly as practicable and in any event prior to the Termination Date, each of Guarantor, Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment under the HSR Act and any other applicable Laws including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries; and (iv) any other restrictions on the activities of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries, including the freedom of action of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement (collectively, a “Remedy”); provided, however, that (A) none of Guarantor, Parent or Merger Sub shall be obligated to agree to any Remedy that (i) would have a material adverse effect on the business of Guarantor, Parent, the Company and their respective Subsidiaries, taken as a whole, or (ii) is not conditioned upon the occurrence of the Closing, and (B) the Company and its Subsidiaries or Affiliates shall not agree to any Remedy without the prior written consent of Parent. Parent shall oppose any request for, the entry of, and seek to have vacated or terminated, any Order with respect to applicable Laws issued by any Governmental Authority that could restrain, prevent or delay any required consents applicable to the Merger, including by defending through litigation, any action with respect to applicable Laws asserted by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order with respect to applicable Laws issued by any Governmental Authority, it being understood that the costs and expenses of all such actions shall be borne by Parent. Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries or Affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority that is unrelated to the Transaction or is not conditioned on the Closing. Notwithstanding the foregoing or anything to the contrary in this Agreement, in connection with obtaining the Regulatory Approvals, (i) nothing contained herein shall require Guarantor, Parent and or their respective Affiliates to (A) take any action or refrain from taking any action, or commit to take any action or refrain from taking any action that (x) would constitute a Burdensome Condition or (y) is not conditioned upon the occurrence of the Closing or (B) agree or consent to or accept any Burdensome Condition and (ii) the Company and its Subsidiaries shall not agree to any Burdensome Condition without the prior written consent of Parent.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Guarantor, Parent and Merger Sub shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority or intervening party in connection with the Transaction and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transaction to a Governmental Authority; (ii) keep the other Parties informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Transaction and any developments, meetings or discussions with any Governmental Authority or intervening party in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or Legal Proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority or intervening party with respect to the Transaction; and (iii) not participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority or intervening party in respect of the Transaction without giving the other Parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Guarantor, Parent and Merger Sub may designate any non-public or competitively sensitive information (including trade secrets) provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of Guarantor, Parent and/or Merger Sub without approval of the Company if the Company is providing the non-public or competitively sensitive information or of the Company, if Guarantor, Parent and/or Merger Sub is providing the non-public or competitively sensitive information; provided that each of the Company, Guarantor, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Guarantor, Parent and Merger Sub shall not in any event be required to share information that is entitled to legal privilege with the other Parties, even on an “outside counsel” only basis, where this would cause such information to cease to be entitled to legal privilege.

(d) Strategy. Without limiting or otherwise modifying any of its obligations set forth elsewhere in this Section 6.2, Parent shall (after consulting with and considering in good faith the views of the Company) determine the strategy to be pursued for obtaining and lead the effort to obtain all necessary actions, nonactions, consents and clearances from Governmental Authorities in connection with the Transaction, and each Party shall use its reasonable best efforts to cooperate with each other Party in connection therewith.

(e) Other Actions.

(i) Guarantor, Parent and Merger Sub covenant and agree with the Company that between the date of this Agreement and the Effective Time or the earlier termination of this Agreement pursuant to Article VIII, Guarantor, Parent and Merger Sub shall not, and shall cause their respective Subsidiaries not to, take or agree to take any action that would reasonably be expected to prevent or materially delay the consummation of the Transaction. Such actions include entering into or consummating any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, assets or rights in or of any Person, in each case, that would reasonably be expected to prevent or materially delay the consummation of the Transaction.

(ii) In the event that any FCC Approval has not been received prior to the Closing (or will not remain in full force and effect as of the Closing), Parent shall be entitled, upon delivery of written notice to the Company no earlier than ten (10) Business Days prior to the Closing, to request the cancellation of any FCC License(s) underlying such outstanding FCC Approval, and as promptly as practicable following the delivery of such notice to the Company, the Company shall use its reasonable best efforts to cause such FCC License(s) to be canceled.

Notwithstanding the foregoing, Guarantor, Parent and Merger Sub acknowledge their obligations to consummate the Transaction are not subject to a condition regarding the receipt of any FCC Approval or cancellation of the FCC Licenses.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. As promptly as practical following the date of this Agreement (any in any event, no later than twenty (20) Business Days after the date of this Agreement, unless the Parties otherwise agree), the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3(d), the Company shall include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines that it is required to file or furnish any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file or furnish the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment on such document and will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent and its counsel.

(c) Furnishing Information.

(i) Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party or Parties (as applicable) may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(d) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Guarantor, Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any other documents and communications related to the Company Stockholder Meeting, as the case may be, without first providing the other Parties a reasonable opportunity to review and comment on such written communication, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(e) Notices. The Company, on the one hand, and Guarantor, Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. The Company will respond as to any comments received from the SEC or its staff on the Proxy Statement or any Other Required Company Filing as promptly as practicable after its receipt thereof.

(f) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and in any event within seven (7) Business Days after the date the Company receives confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as practicable (and in any event within forty (40) days) following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. In furtherance of the foregoing, the Company shall conduct in a timely manner a “broker search” in accordance with Rule 14a-13 of the Exchange Act. Subject to Section 5.3(d), the Company shall use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. In the event that the Company Board makes a Company Board Recommendation Change pursuant to Section 5.3(d), the Company will nevertheless submit this Agreement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholder Meeting but would not be required to include its board recommendation. The Company shall permit Parent and its Representatives to attend the Company Stockholder Meeting.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; or (iii) if the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that the Company is (A) required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff or (B) reasonably likely to be required under applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including in connection with any Company Board Recommendation Change); provided, however, that in no event shall the Company Stockholder Meeting be postponed or adjourned more than twice or for more than twenty (20) Business Days in the aggregate without the prior written consent of Parent (not to be unreasonably delayed, conditioned or withheld).

6.5 Anti-Takeover Laws. The Company and the Company Board shall (a) take all reasonable actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Transaction; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Transaction, take all reasonable actions within their power to ensure that the Transaction may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transaction.

6.6 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records, Contracts and personnel (including employees and agents) of the Company and its Subsidiaries, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would result in the waiver of any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Guarantor, Parent and its Affiliates, on the other hand; provided that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall use its reasonable best efforts to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of the foregoing clauses (a) through (e). Nothing in this Section 6.6 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company and its

Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries (i) shall be subject to the Company’s reasonable safety and security measures and insurance requirements, (ii) shall not include any testing, sampling, monitoring or analysis of soil, groundwater, building materials, indoor or ambient air, or other environmental media without the written consent of the Company, which may be withheld at the Company’s sole discretion and (iii) may be limited to the extent the Company determines in good faith that such limitation is necessary specifically in response to any COVID-19 Measures, including if providing such access would reasonably be expected to jeopardize the health and safety of any employee of the Company or any of its Subsidiaries. All requests for access pursuant to this Section 6.6 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.

6.7 Section 16(b) Exemption. Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company RSUs or Company PSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.8 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. Parent and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries or Affiliates, on the one hand, and any of their respective current or former directors, officers, or employees (and any person who becomes a director, officer, or employee of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, together with such Person’s heirs, executors and administrators in their capacity as such, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses of the Indemnified Persons that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Subsidiaries of the Company, as of the date of this Agreement. During such six (6)-year period, such provisions may not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, indemnify and hold harmless, to the fullest extent permitted by applicable Law, each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, or employee of the Company or such Subsidiary or Affiliate; (ii) any action or omission, or alleged action or omission arising out of or relating to matters existing or occurring at or prior to the Effective Time in such Indemnified Person’s capacity as a director, officer, or employee of the Company or any of its Subsidiaries or other Affiliates, or taken at the request of the Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, employee, trustee or fiduciary of another Person (including any employee benefit plan)); and (iii) the Transaction, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.8(b), then the claim asserted in such notice shall survive the sixth (6th) anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, Parent and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) advance all reasonable fees and expenses (including reasonable fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard shall be made by independent legal counsel selected by the Surviving Corporation (which counsel shall be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the directors’ and officers’ liability insurance maintained by or for the benefit of the Company as of the date hereof (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are at least as favorable to the insureds as those of the D&O Insurance from insurance carriers with the same or better A.M. Best financial strength rating as the carriers of the D&O Insurance. In satisfying its obligations pursuant to the immediately preceding sentence of this Section 6.8(c), the Surviving Corporation shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid for the D&O Insurance (such three hundred percent (300%)

amount, the “Maximum Annual Premium”). If any annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation shall be obligated to obtain a policy (or policies) with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. In lieu of the foregoing obligations in this Section 6.8(c), prior to the Effective Time the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier(s) with the same or better A.M. Best financial strength rating as the Company’s current directors’ and officers’ liability insurance carrier(s) so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder. If the Company is unable to obtain the “tail” policy and Parent or the Surviving Corporation are unable to obtain the insurance described in this Section 6.8(c) for an amount less than or equal to the Maximum Annual Premium, Parent shall cause the Surviving Corporation to, instead obtain as much comparable insurance as possible for an annualized premium equal to the Maximum Annual Premium.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions shall be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.8.

(e) No Impairment. The obligations set forth in this Section 6.8 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” insurance referred to in Section 6.8(c) (and their and the Indemnified Persons’ respective successors, heirs and representatives in their capacity as such), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or Other Indemnified Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third party beneficiaries of this Section 6.8, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.8 shall be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Charter and Bylaws; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or shall be construed to, release, waive or impair any rights to insurance coverage or claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such coverage or claims pursuant to such policies or agreements.

6.9 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans set forth in Section 3.18(g) of the Company Disclosure Letter, as applicable, shall occur as of the Effective Time.

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor all of the Employee Plans set forth in Section 3.18(a) of the Company Disclosure Letter and any Employee Plans not required to be scheduled therein, in each case, in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing but subject to Sections 6.9(c) - (e) below, nothing shall prohibit the Surviving Corporation from amending or terminating any such Employee Plans in accordance with their terms or if otherwise required pursuant to applicable Law.

(c) Employment; Benefits. For a period of one (1) year following the Effective Time (or such shorter period during which the individual remains employed by the Surviving Corporation or an Affiliate, the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) provide (i) each Continuing Employee with an annual base salary or wage rate that is no less favorable than that provided to each such Continuing Employee immediately prior to the Effective Time, (ii) each Continuing Employee with target cash short term incentive opportunities that are no less favorable than those provided to each such Continuing Employee immediately prior to the Effective Time, and (iii) Continuing Employees with employee benefits that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Effective Time. Without limitation of the foregoing, neither the base compensation nor the target annual incentive compensation opportunity shall be decreased during the Continuation Period for any Continuing Employee employed during that period. During the Continuation Period, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide severance benefits or compensation to eligible Continuing Employees in accordance with the severance guidelines set forth in Section 6.9(c) of the Company Disclosure Letter. In addition, Guarantor shall in good faith consider including those Continuing Employees who participated prior to the Effective Time in a long-term incentive program of the Company as participants in a long term incentive plan of Guarantor (which inclusion shall be subject, among other things, to any required Guarantor shareholder approval).

(d) New Plans. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause each Continuing Employee to be given credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting, vacation accrual and severance entitlement (but not for purposes of accrual of defined benefit pension benefits) under any employee benefit plan made available to Continuing Employees following the Closing, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving

Corporation and its Subsidiaries (other than the Employee Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); and (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Corporation shall use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and the Surviving Corporation shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time.

(e) Cash Incentive Bonuses. With respect to the Company’s annual cash incentive plans (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Affiliates through the end of such fiscal year, at the same time or times that Guarantor, Parent or the Surviving Corporation pay annual bonuses in respect of such fiscal year to other similarly situated employees of Guarantor, Parent or its Subsidiaries, but in no event later than two and a half months after the end of such fiscal year, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the greater of (i) the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year and (ii) the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined in good faith by the Company Board or a committee thereof, after giving appropriate effect to the Merger and actions taken by Parent in connection therewith that affect the Surviving Corporation and its Subsidiaries). Notwithstanding anything to the contrary in the foregoing and unless otherwise provided in an applicable Employee Plan (or to the extent that the payment described below would result in the duplication of benefits), if a Continuing Employee’s employment is terminated without “Cause” (as such term is defined in Section 6.9(e) of the Company Disclosure Letter) or pursuant to the circumstances set forth in Section 6.9(e) of the Company Disclosure Letter after the Effective Time but prior to the end of the fiscal year in which the Effective Time occurs (a “Qualifying Termination”), Parent shall, or shall cause the Surviving Corporation to, pay to such Continuing Employee, no later than ten (10) days following the date of such Qualifying Termination, a pro-rated portion of one hundred percent (100%) of the target Annual Bonus applicable to such Continuing Employee, with such proration based on the relative portion of the fiscal year during which such Continuing Employee was employed with the Company, Guarantor or Parent or the Surviving Corporation, as applicable, or any of their respective Affiliates.

(f) Labor Agreements. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Continuing Employees covered by a Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement, and the provisions of Section 6.9(c) shall not apply to such employees. Without in any way limiting the foregoing, Parent agrees that it shall, and shall cause the Surviving Corporation and each of its Subsidiaries to, continue to recognize each labor union currently representing any Continuing Employee as the bargaining representative for such Continuing Employee and honor each Collective Bargaining Agreement set forth on Section 3.19(a) of the Company Disclosure Letter in accordance with its terms until such Collective Bargaining Agreement expires pursuant to its terms or is modified or terminated by the parties thereto.

(g) No Third-Party Beneficiary Rights; Related Matters. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.9 shall not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Guarantor, Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) require Guarantor, Parent, the Surviving Corporation or any of their respective Subsidiaries to prevent the amendment, modification or termination thereof after the Effective Time; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof). Notwithstanding anything in this Section 6.9 to the contrary, nothing in this Agreement, whether express or implied, shall (i) be treated as the establishment, termination, amendment or other modification of any benefit or compensation plans or arrangements of the Company, Guarantor, Parent or any of their Affiliates or as a guarantee of employment or any term of employment for any employee or (ii) be construed to limit the ability of any party to establish, terminate, amend or modify any benefit or compensation plans or arrangements.

6.10 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Transaction upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.11 Public Statements and Disclosure. Each of the initial press releases prepared by the Company and Guarantor, respectively, with respect to the execution of this Agreement shall be in the form previously agreed to by the Parties, and following such initial press releases, the Company and Parent shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon (and consider in good faith any comments made by the other Parties in relation to), any press release or other public statements with respect to the Transaction and shall not issue any such press release or make any such public statement prior to such consultation and without the prior written consent of (x) the Company in the case of any such press release or public statement by Guarantor, Parent or Merger Sub or (y) Parent in the case of any such press release or public statement by the Company (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be required for any such press release or public statement required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible) if the applicable Party has provided a right to review such press release or public statement (to the extent permissible); provided that neither the Company nor Parent shall be obligated to engage in such consultation with respect to communications (including communications directed to employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.11. Notwithstanding the foregoing, the restrictions set forth in this Section 6.11 shall not apply to the portion of any release or public statement (i) made or proposed to be made by the Company with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change made in accordance with this Agreement or any action taken pursuant thereto or (ii) in connection with any dispute between the Parties regarding this Agreement or the Merger.

6.12 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

6.13 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.14 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

6.15 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

6.16 R&W Insurance Policy. Prior to the Closing, Guarantor or Parent may elect to obtain and bind the R&W Insurance Policy. The Company shall use commercially reasonable efforts (at Parent’s sole cost and expense) to cooperate with Guarantor’s or Parent’s efforts, as applicable, and provide assistance as reasonably requested by Parent to obtain and bind the R&W Insurance Policy. Parent shall pay or cause to be paid, all costs and expenses related to the R&W Insurance Policy, including all premiums, underwriting costs, brokerage commissions, taxes and other fees and expenses.

6.17 Payoff Letters and Lien Releases. If requested by Parent, the Company shall use commercially reasonable efforts to deliver to Parent customary payoff letters in connection with the repayment of Indebtedness under the Company Credit Agreement (the “Payoff Letter”), which Payoff Letter shall include language (a) stating that, upon receipt of the applicable payoff amount, such Indebtedness and all related loan documents shall be terminated (subject to customary reinstatement language and subject to the survival of provisions which by their express terms survive any such termination), (b) providing that all liens (if any) and all guarantees in connection therewith relating to the assets and properties of the Company or any of its Subsidiaries securing such obligations shall be released and terminated upon the payment of the applicable payoff amount, (c) directing the applicable party (or authorizing the Company, Parent or any designee of the forgoing) to file UCC termination statements and any other applicable lien release documents upon such payment and (d) providing for the return of all possessory collateral (if any) in connection with the Company Credit Agreement (to the extent reasonably practicable, on the Closing Date after the receipt of the applicable payoff amount).

6.18 Financing Cooperation.

(a) The Company shall, and shall cause its Subsidiaries, and instruct its management and Representatives and management and Representatives of its Subsidiaries, to, in each case, use their reasonable best efforts to provide, on a timely basis, to Guarantor, Parent, their respective Affiliates and the Debt Financing Sources all assistance and cooperation customary for financings similar to the Debt Financing and reasonably requested by Parent in connection with the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction; provided that notwithstanding the foregoing, (i) nothing in this Section 6.18 shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company and its Subsidiaries, (ii) none of the Company or any of its Subsidiaries shall be required to pay any commitment or other fee or incur any other liability or obligation in connection with the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any fee or make any other payment or agree to provide any indemnity in connection with the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction or any of the foregoing prior to the Closing and (iii) nothing in this Section 6.18 shall require (A) any action that would conflict with or violate the Company’s or any of its Subsidiaries’ Organizational Documents or any Laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or a default under, any material Contract to which the Company or any of its Subsidiaries is a party, (B) disclosure of any information which would reasonably be expected to violate any material Contract, fiduciary duty or any applicable Law, to which the Company or its Subsidiaries are a party or to which the Company or its Subsidiaries are subject or (C) disclose any information that would result in the waiver of any legal privilege or work product protection of the Company or its Subsidiaries; provided that, if the Company asserts that any of the foregoing restrictions apply, the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall use its reasonable best efforts to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of the foregoing clauses (i) through (iii). For the avoidance of doubt, none of the Company or its Subsidiaries or their respective officers, directors or employees shall be required to execute or enter into or perform any agreement with respect to the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction that is not contingent upon the Closing or that would be effective prior to the Closing, and no directors of the Company shall be required to execute or enter into or perform any agreement with respect to the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction.

(b) The Company hereby consents to the use of the logos and other trademarks of the Company and its Subsidiaries in connection with or related to the Debt Financing and any other financing replacing the Debt Financing in connection with the Transaction, so long as such logos or trademarks are used solely in (i) a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Transaction.

(c) Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives and Affiliates from and against any reasonable and documented out-of-pocket losses suffered or incurred by any of them in connection with the cooperation or assistance pursuant to this Section 6.18 (other than with respect to any historic financial statements provided by the Company expressly for use in connection with the Debt Financing, any other financing in connection with or related to the Transaction or the Surviving Corporation or any transaction with any alternative financing), except to the extent any such loss results from (i) breach of this Agreement by the Company or (ii) the fraud, willful misconduct or gross negligence of the Company or its Representatives or controlled Affiliates. Parent will reimburse the Company promptly on demand for any reasonable and documented out-of-pocket expenses incurred or otherwise payable by the Company or its Subsidiaries in connection with its cooperation pursuant to this Section 6.18.

6.19 VDR. As promptly as practicable following the date of this Agreement, the Company shall deliver to Parent an electronic copy of the contents of the VDR as of the date of this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Transaction.

The respective obligations of Guarantor, Parent, Merger Sub and the Company to consummate the Transaction are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust Laws. The waiting periods (and any extensions thereof) applicable to the Merger pursuant to the HSR Act shall have expired or otherwise been terminated and all requisite approvals and consents applicable thereto shall have been obtained.

(c) No Prohibitive Laws or Injunctions. No Law or Order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Transaction shall have been enacted, entered, promulgated or enforced and be continuing in effect.

(d) Regulatory Approvals. The Regulatory Approvals either (i) shall have been obtained from the applicable Governmental Authorities (including by expiration of applicable waiting period or express approval, consent or authorization of the relevant Governmental Authority) and shall remain in full force and effect, without the imposition of any Burdensome Condition unless Parent, in its sole discretion, elects to accept an imposition of such Burdensome Condition or (ii) shall no longer be required by applicable Law.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Guarantor, Parent and Merger Sub to consummate the Transaction are subject to the satisfaction (or waiver by Guarantor or Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and 7.2(a)(iii), the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date) without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1(a), Section 3.2, Section 3.3(a), Section 3.4, Section 3.5(a), Section 3.7(c) and Section 3.26 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date); and (B) are qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date) without disregarding such Company Material Adverse Effect or other materiality qualifiers qualifications.

(iii) The representations and warranties set forth in Section 3.7(a), Section 3.7(b) and Section 3.12(b) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (provided, that the representations and warranties set forth in Section 3.7(a) and Section 3.7(b) shall be true and correct other than for de minimis inaccuracies as of the date hereof), (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects (or in the case of any such representation and warranty set forth in Section 3.7(a) and Section 3.7(b), true and correct other than for de minimis inaccuracies) as of such specified date).

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by the Chief Executive Officer of the Company, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred or arisen after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Transaction. The obligations of the Company to consummate the Transaction are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Section 7.3(a)(ii) and Section 7.3(a)(iii), the representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of such date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date) without giving effect to any materiality or similar qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(ii) The representations and warranties set forth in Section 4.1, Section 4.2, and Section 4.3(a) that (A) are not qualified by Parent Material Adverse Effect or other materiality qualifiers shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date); and (B) are qualified by Parent Material Adverse Effect or other materiality qualifiers shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date) without disregarding such Parent Material Adverse Effect or other materiality qualifiers qualifications.

(iii) The representation and warranty set forth in Section 4.7 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date.

(b) Performance of Obligations of Guarantor, Parent and Merger Sub. Guarantor, Parent and Merger Sub shall have performed and complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by Guarantor, Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other Order issued by any Governmental Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Transaction will be in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Transaction and has become final and non-appealable; or (ii) any statute, rule, regulation or Order will have been enacted, entered, enforced or deemed applicable to the Transaction that prohibits, makes illegal or enjoins the consummation of the Transaction;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on July 19th, 2022 (the “Termination Date”); provided that if on the Termination Date, any of the conditions set forth in Section 7.1(b) or 7.1(d) shall not have not been satisfied but all other conditions set forth in Article VII shall have been satisfied or waived (where permissible pursuant to applicable Law), then the Termination Date shall be automatically extended to October 19th, 2022, and such date shall become the Termination Date for purposes of this Agreement; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date, or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

(e) by Parent, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent shall not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent shall not be entitled to terminate this Agreement if such breach has been cured prior to the end of such thirty (30)-day period (to the extent capable of being cured); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement, which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.3 to be satisfied;

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) by the Company, if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty (30) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company shall not be entitled to terminate this Agreement if such breach has been cured prior to the end of such thirty (30)-day period (to the extent capable of being cured); provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement, which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.2 to be satisfied; or

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval, in order to concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal, if the Company (i) has complied with Section 5.3 with respect to such Superior Proposal (other than any de minimis breach) and (ii) pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) prior to or concurrently with such termination.

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or representative of such Party) to the other Parties, as applicable, except that Section 6.11, this Section 8.2, Section 8.3 and Article IX shall each survive the termination of this Agreement. Notwithstanding the foregoing, and subject to the limitations set forth in Section 8.3, nothing in this Agreement or termination hereof will relieve any Party from any liability for fraud or any material and willful breach (meaning an action or omission that at the time taken or made is both deliberate and known to be a material breach) of this Agreement by such Party prior to termination. In addition to the foregoing, no termination of this Agreement by such Party will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, gains, real property transfer and other similar Taxes or fees, in each case, arising out of or in connection with entering into this Agreement and the consummation of the Merger.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(d); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, a bona fide written Acquisition Proposal shall have been publicly announced or publicly disclosed and not publicly withdrawn or otherwise abandoned; and (C) within twelve (12) months following such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company shall promptly (and in any event within three (3) Business Days) after such consummation or entry into a definitive agreement, pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b), all references to “twenty percent (20%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “fifty percent (50%).”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within three (3) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(d) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transaction and that the Company Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Guarantor or Parent for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement, which would otherwise be impossible to calculate with precision, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay the Company Termination Fee when due and payable and Parent or an Affiliate commences a Legal Proceeding that seeks to obtain payment of the Company Termination Fee, the non-prevailing party shall pay the prevailing party its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.

(e) Sole Remedy. Except in the case of fraud or any material and willful breach (meaning an action or omission that at the time taken or made is both deliberate and known to be a material breach), Parent’s right to receive the Company Termination Fee to the extent owed pursuant to Section 8.3(b) and Parent’s right to specific performance pursuant to Section 9.8 shall be the sole and exclusive remedies of Guarantor, Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of such amount (to the extent owed), none of the Company Related Parties shall have any further liability or obligation to Guarantor, Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) shall remain obligated with respect to, and Guarantor, Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(a), as applicable).

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Guarantor, Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party or Parties contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party or Parties with any of the agreements or conditions contained herein applicable to such Party (it being understood that Guarantor, Parent and Merger Sub shall be deemed to be a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right. Any waiver by a Party of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Guarantor, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service; or (iii) immediately upon delivery by electronic mail, by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to Guarantor, Parent or Merger Sub to:

BillerudKorsnäs AB (publ)

PO Box 703

SE-169 27 Solna

Sweden

Attn: Andreas Mattsson, EVP Legal and General Counsel

Email: andreas.mattsson@billerudkorsnas.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attn:   Jeffrey A. Brill

   Denis Klimentchenko

Fax:    (917) 777-2587

Email: Jeffrey.Brill@skadden.com

   Denis.Klimentchenko@skadden.com

(b)	if to the Company (prior to the Effective Time) to:

Verso Corporation

8540 Gander Creek Drive

Miamisburg, OH 45342

Attn:   Kevin Kuznicki

Email: kevin.kuznicki@versoco.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:   Daniel E. Wolf, P.C.

   Jonathan L. Davis, P.C.

   Steven Y. Li

Fax:    (212) 446-4900

Email: daniel.wolf@kirkland.com

   jonathan.davis@kirkland.com

   steven.li@kirkland.com

Any notice received by fax or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address, fax number or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that (i) each of Guarantor, Parent and Merger Sub may, without the consent of any other Party, pledge, assign or transfer by way of security their respective rights and obligations under this Agreement to or for the benefit of the Debt Financing Sources, (ii) Guarantor and Parent may assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time in connection with a merger or consolidation involving Guarantor or Parent, as applicable, or other disposition of all or substantially all of the assets of Guarantor, Parent or the Surviving Corporation and (iii) Guarantor, Parent and/or Merger Sub may assign, in its sole discretion, any or all of its respective rights, interests and obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of Guarantor or, solely in the case of assignment by Merger Sub, to Parent or Guarantor; it being understood that any such assignment described in clauses (i), (ii) or (iii) above will not relieve Guarantor, Parent and/or Merger Sub of any of its respective obligations under this Agreement or impede or delay the consummation of the Transaction. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.

9.4 Confidentiality. Guarantor, Parent, Merger Sub and the Company hereby acknowledge that Guarantor and the Company have previously executed a Confidentiality Agreement, dated September 7, 2021 (the “Confidentiality Agreement”), that shall continue in full force and effect in accordance with its terms. Each of Guarantor, Parent, Merger Sub and their respective representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Guarantor, Parent, Merger Sub or their respective representatives in connection with the Merger in accordance with the Confidentiality Agreement.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement shall (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.8 and (b) if the Closing occurs, for the right of the holders of Company Common Stock, Company RSUs and Company PSUs to receive the Per Share Price, the RSU Consideration and the PSU Consideration, respectively, in each case after the Effective Time.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(b) (i) Specific Performance. The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (C) the provisions of Section 8.3 are not intended to and do not diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Transaction and without that right, none of the Company, Parent or Guarantor would have entered into this Agreement. The Parties agree not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement on the basis that (i) the other Parties have an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity (it being understood that Guarantor, Parent and Merger Sub shall be deemed to be a single Party solely for purposes of this Section 9.8). Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 9.8 prior or as a condition to exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

(ii) Notwithstanding anything to the contrary in this Agreement, if prior to the Termination Date any Party initiates a Legal Proceeding to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, then the Termination Date shall be automatically extended by (A) the amount of time during which such Legal Proceeding is pending plus twenty (20) Business Days; or (B) such other time period established by the court presiding over such Legal Proceeding.

9.9 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement or the actions of Guarantor, Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding based on, arising out of or relating to this Agreement or the Transaction, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arises out of or relating to this Agreement or the Transaction; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding based on, arising in connection with or relating to this Agreement or the Transaction shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding based on, arising out of or relating to this Agreement or the Transaction in any court other than the

Chosen Courts. Each of Guarantor, Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions, either within or outside of the U.S., by suit on the judgment or in any other manner provided by applicable Law. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Legal Proceeding for which it has submitted to jurisdiction pursuant to this Section 9.10, each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 9.2. Nothing in this Section 9.10 shall affect the right of any Party to serve process in any other manner permitted by Law. The foregoing consent to jurisdiction shall not (x) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Legal Proceedings based on, arising out of or relating to this Agreement or the Transaction or (y) be deemed to confer rights on any Person other than the Parties.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTION IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 No Recourse. Except in the case of fraud, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Parties.

9.13 Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company, Parent or Merger Sub, as applicable, that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company, Parent or Merger Sub that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.15 Guarantee.

(a) Guarantor hereby irrevocably and unconditionally guarantees to the Company the punctual and full performance and payment by Parent (and any successors or permitted assignees thereof) of each of the covenants, obligations and undertakings (including the obligation to pay the Per Share Price pursuant to Article II and indemnification obligations pursuant to Sections 6.8 and 6.18) required to be performed by Parent (the “Guaranteed Obligations”), as and when the Guaranteed Obligations are required to be performed under this Agreement, subject to all terms, conditions and limitations contained in this Agreement. If Parent fails to discharge all or any portion of the Guaranteed Obligations when due, without demand, Guarantor’s liability to the Company in respect of such portion of the Guaranteed Obligations shall become immediately due and payable, and the Company may at any time and from time to time, and so long as Parent has failed to discharge the Guaranteed Obligations, take any and all actions available hereunder to collect Guarantor’s liabilities hereunder in respect of such Guaranteed Obligations. The foregoing obligation of Guarantor constitutes a continuing guarantee of payment and performance (and not merely of collection), and, subject only to the termination or release of Parent’s obligations in accordance with this Agreement, is and shall be absolute and unconditional under any and all circumstances, including circumstances which might otherwise constitute a legal or equitable discharge of a guarantor. Notwithstanding anything in this Section 9.15 to the contrary, Guarantor’s obligation pursuant to this Section 9.15 with respect to any Guaranteed Obligation shall not exceed any corresponding obligation of Parent under this Agreement.

(b) Guarantor hereby agrees that the Company may, in its sole discretion, at any time and from time to time, without notice to or further consent of Guarantor, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting Guarantor’s obligations under this Section 9.15 or affecting the validity or enforceability of this Section 9.15. Guarantor hereby agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure or delay on the part of the Company to assert any claim or demand or to enforce any right or remedy against Parent or Guarantor; (ii) any change in the time, place or manner of payment of any of the Guaranteed Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement or any other agreement entered in connection with the Guaranteed Obligations; or (iii) any insolvency, bankruptcy, reorganization or other similar proceeding instituted by or against Parent or any other Person now or hereafter liable with respect to the Guaranteed Obligations.

(c) Guarantor hereby waives promptness, diligence, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind (other than notices to Guarantor or Parent, with a copy to its counsel, pursuant to this Agreement), all defenses which may be available by virtue of any stay, moratorium or other similar law now or hereafter in effect or any right to require the marshaling of assets of Parent or any other Person now or hereafter liable with respect to the Guaranteed Obligations. To the fullest extent permitted by Law, Guarantor hereby irrevocably and unconditionally waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. Guarantor hereby acknowledges that it will receive substantial direct and indirect benefits from the Transaction, and that this Section 9.15, specifically including the waivers set forth in this Section 9.15(c), are knowingly made in contemplation of such benefits.

(d) Notwithstanding anything in this Section 9.15 to the contrary (including Section 9.15(b) or Section 9.15(c)), Guarantor shall have any and all defenses to the Guaranteed Obligations that are available to Parent or other obligor of the Guaranteed Obligations (other than as set forth in Section 9.15(b)(iii)).

(e) Guarantor is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction (to the extent such concept is recognized by such jurisdiction). Guarantor has the requisite limited company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Guarantor has taken all actions or proceedings required to be taken by or on the part of Guarantor to authorize and permit the execution and delivery by Guarantor of this Agreement and the performance by Guarantor of its obligations hereunder. This Agreement has been duly executed and delivered by Guarantor, and assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

BILLERUDKORSNÄS INC.

By:	/s/ Ivar Andreas Vatne
Name: Ivar Andreas Vatne
Title: Chief Financial Officer and
Treasurer

WEST ACQUISITION MERGER SUB INC.

By:	/s/ John Andreas Mattsson
Name: John Andreas Mattsson
Title: General Counsel and Secretary

VERSO CORPORATION

By:	/s/ Randy J. Nebel
Name: Randy J. Nebel
Title: Chief Executive Officer

BILLERUDKORSNÄS AB (PUBL), solely for purposes of the Guarantor Provisions

By:	/s/ Johann Christoph Michalski
Name: Johann Christoph Michalski
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]